Exhibit 10.1

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

NEW MOUNTAIN FINANCE HOLDINGS, L.L.C.

Dated May 19, 2011

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION, UNLESS (1) THE PROPOSED SALE, TRANSFER OR OTHER DISPOSITION MAY BE EFFECTED WITHOUT REGISTRATION UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS AND (2) IF REQUESTED BY THE BOARD, THE TRANSFEROR DELIVERS TO THE COMPANY AN OPINION OF COUNSEL SATISFACTORY TO THE BOARD, IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY, TO THAT EFFECT.

TABLE OF CONTENTS

ARTICLE 1 DEFINITIONS		2

1.1	Defined Terms	2
1.2	Other Definitional Provisions; Interpretation	13

ARTICLE 2 FORMATION		13

2.1	Formation; Qualification	13
2.2	Name	14
2.3	Term	14
2.4	Headquarters Office	14
2.5	Registered Agent and Office	14
2.6	Purpose	14
2.7	Powers	14

ARTICLE 3 MEMBERS AND INTERESTS		15

3.1	Members	15
3.2	Meeting of Members	16
3.3	Membership Units	19
3.4	Authorization and Issuance of Additional Units	23

ARTICLE 4 MANAGEMENT AND OPERATIONS		23

4.1	Board	23
4.2	Information Relating to the Company	26
4.3	Insurance	26
4.4	Officers	26
4.5	Certain Costs, Fees and Expenses	27
4.6	Certain Duties and Obligations of the Members	27
4.7	Limitation of Liability; Exculpation	27
4.8	Indemnification	28
4.9	Title to Assets; Liens	31
4.10	New Mountain Finance Conduct of Business Only Through the Company	31
4.11	Credit Agreement Covenants	32

ARTICLE 5 CAPITAL CONTRIBUTIONS; DISTRIBUTIONS		32

5.1	Capital Contributions	32
5.2	Contribution of Proceeds of Issuance of Securities by New Mountain Finance	32
5.3	Loans from Members	33
5.4	Loans from Third Parties	33
5.5	Distributions	33
5.6	Revisions to Reflect Issuance of Additional Units	34

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ARTICLE 6 BOOKS AND RECORDS; TAX; CAPITAL ACCOUNTS; ALLOCATIONS		34

6.1	General Accounting Matters	34
6.2	Capital Accounts	35
6.3	Allocations of Net Income and Net Losses for U.S. Federal Income Tax Purposes	36
6.4	Excess Nonrecourse Liabilities	36
6.5	Revisions to Allocations to Reflect Issuance	36
6.6	Payments of Certain Expenses	36
6.7	Certain Tax Matters	37
6.8	Tax Year	39
6.9	Withholding Requirements	39
6.10	Reports to Members	39
6.11	Auditors	40

ARTICLE 7 DISSOLUTION		40

7.1	Dissolution	40
7.2	Winding-Up	41
7.3	Final Distribution	41
7.4	Exchange Right Upon Dissolution	42

ARTICLE 8 TRANSFER; SUBSTITUTION; ADJUSTMENTS		43

8.1	Restrictions on Transfer	43
8.2	Substituted Members	44
8.3	Effect of Void Transfers	45

ARTICLE 9 EXCHANGE RIGHT OF NON-NMF MEMBERS		45

9.1	Exchange Right of Non-NMF Members	45
9.2	Effect of Exercise of Exchange Right	47
9.3	Reservation of New Mountain Finance Common Stock	48

ARTICLE 10 MISCELLANEOUS		48

10.1	Further Assurances	48
10.2	Amendments	48
10.3	Pass-Through Voting	48
10.4	Restrictions on Disclosure of Information	48
10.5	Injunctive Relief	50
10.6	No Third-Party Beneficiaries	50
10.7	Notices	50
10.8	Severability	50
10.9	Counterparts and Signature	51
10.10	Governing Law; Submission to Jurisdiction; Waiver of Jury Trial	51

Schedule A	Members
Schedule B	Credit Agreement Covenants
Exhibit 1	Form of New Mountain Guardian AIV Holdings Corporation Joinder Agreement
Exhibit 2	Form of New Mountain Finance Corporation Joinder Agreement

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AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT
OF
NEW MOUNTAIN FINANCE HOLDINGS, L.L.C.

This Amended and Restated Limited Liability Company Agreement (this “Agreement”) of New Mountain Finance Holdings, L.L.C., a Delaware limited liability company (the “Company”), is made and entered into as of 4:25 p.m. (New York City time) on May 19, 2011, by and between New Mountain Guardian AIV, L.P., a Delaware limited partnership (“Guardian AIV”), and New Mountain Guardian Partners, L.P., a Delaware limited partnership (“Guardian Partners”).  Certain terms used in this Agreement are defined in Section 1.1.

RECITALS

WHEREAS, the Company was formed by Guardian AIV under the provisions of the LLC Act (as defined below) under the name “New Mountain Guardian (Leveraged) L.L.C.” by the filing of a Certificate of Formation with the Secretary of State of the State of Delaware on October 29, 2008;

WHEREAS, simultaneously therewith Guardian AIV entered into the Limited Liability Company Agreement of New Mountain Guardian (Leveraged) L.L.C. dated as of October 29, 2008 (the “Initial LLC Agreement”);

WHEREAS, on May 19, 2011 at 4:15 p.m. (New York City time), Guardian Partners caused New Mountain Guardian Partners Debt Funding, L.L.C. to merge with and into New Mountain Guardian Partners (Leveraged), L.L.C., with New Mountain Guardian Partners (Leveraged), L.L.C. as the surviving company;

WHEREAS, on May 19, 2011 at 4:20 p.m. (New York City time), Guardian Partners caused New Mountain Guardian Partners (Leveraged), L.L.C. to merge with and into the Company, with the Company as the surviving company (the “Guardian Partners Merger”), and Guardian Partners received membership units in the Company as consideration for the transfer of assets in the merger;

WHEREAS, Guardian AIV will contribute to New Mountain Guardian AIV Holdings Corporation, a Delaware corporation (“AIV Holdings”) its Common Membership Units in exchange for common stock of AIV Holdings and AIV Holdings will be admitted as a Member of the Company pursuant to a joinder agreement to this Agreement, the form of which is set forth in Exhibit 1 hereto (the “AIV Holdings Joinder Agreement”);

WHEREAS, Guardian Partners will contribute to New Mountain Finance Corporation, a Delaware corporation (“New Mountain Finance”) its Common Membership Units in exchange for a number of shares of New Mountain Finance Common Stock equal to the number of Common Membership Units so contributed, and New Mountain Finance will be admitted as a Member of the Company pursuant to a joinder agreement to this Agreement, the form of which is set forth in Exhibit 2 hereto (the “New Mountain Finance Joinder Agreement”);

WHEREAS, the Company will be renamed “New Mountain Finance Holdings, L.L.C.” by filing a Certificate of Amendment with the Secretary of State of the State of Delaware;

WHEREAS, shares of New Mountain Finance Common Stock will be sold to the public in an underwritten offering (the “Initial Public Offering”) and in a concurrent private placement to certain executives and employees of, and other individuals affiliated with, New Mountain Capital (the “Concurrent Offering”);

WHEREAS, New Mountain Finance will contribute the gross proceeds of the Initial Public Offering and the Concurrent Offering to the Company in exchange for a number of Common Membership Units equal to the number of shares of New Mountain Finance Common Stock sold by New Mountain Finance in the Initial Public Offering and the Concurrent Offering; and

WHEREAS, the Members desire to amend and restate the Initial LLC Agreement to, among other things, (i) reclassify the membership units in the Company into Common Membership Units, (ii)  set forth the rights and obligations of each Member with respect to the Company and (iii) set forth the terms and conditions for the operation of the Company.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth below, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE 1
DEFINITIONS

1.1          Defined Terms.  The following terms shall have the following meanings in this Agreement:

“Action” means any suit, arbitration, inquiry, proceeding or investigation (whether civil, criminal, administrative, investigative, or informal) by or before any court, Governmental Authority or any arbitration tribunal asserted by a Person.

“Administration Agreement” means the Administration Agreement to be entered into among the Company, New Mountain Finance and New Mountain Finance Administration, L.L.C., as Administrator, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Adjustment Event” has the meaning set forth in Section 3.3(d) of this Agreement.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, Controls, is Controlled by or is under common Control with such Person.

“Agreement” has the meaning set forth in the preamble of this Agreement, as the same may be amended, restated, supplemented, or otherwise modified from time to time.

“AIV Holdings” has the meaning set forth in the preamble of this Agreement.

“AIV Holdings Joinder Agreement” has the meaning set forth in the preamble of this Agreement.

“AIV Holdings Member” means AIV Holdings and any Permitted Transferees of AIV Holdings (so long as Section 8.2 has been satisfied with respect to such Permitted Transferee); provided that if AIV Holdings and all of its Permitted Transferees cease to own Common Membership Units, then AIV Holdings and its Permitted Transferees shall no longer be treated as the AIV Holdings Member under this Agreement.

“Beneficial Owner” (including, with correlative meaning, the term “beneficially owns”) has the meaning attributed to it in Rules 13d-3 and 13d-5 under the Exchange Act, whether or not applicable.  For purposes of this Agreement no Member shall be deemed to be the Beneficial Owner of New Mountain Finance Common Stock solely by reason of such Member’s ownership of Common Membership Units that are exchangeable pursuant to Section 7.4 or Section 9.1.

“Board” has the meaning set forth in Section 4.1(a) of this Agreement.

“Budget” means an annual operating and capital budget of the Company, including, among other things, anticipated revenues, expenditures (capital and operating), and cash and capital requirements of the Company for the following year.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

“Business Development Company” has the meaning set forth under Section 2(a)(48) of the Investment Company Act.

“Capital Account” has the meaning set forth in Section 6.2(a) of this Agreement.

“Capital Contribution” means (i) the total amount of cash and the fair market value of assets contributed (or deemed contributed) by a Member to the Company determined (x) as of the Cutoff Date, in the case of cash and assets deemed contributed to the Company by Guardian Partners and Guardian AIV pursuant to the Guardian Partners Merger, subject to any reasonable adjustments as determined by the Board, and (y) at the date on which any other assets are contributed (or deemed contributed) to the Company by a Member, in each case as determined by the Board (net of all liabilities that the Company is considered to assume or take subject to) and (ii) in the case where the Investment Adviser receives payment of a portion of the incentive fee in Common Membership Units pursuant to the Investment Management Agreement, the total amount of cash that the Investment Adviser would have received if such portion of such incentive fee had been paid entirely in cash rather than in Common Membership Units.

“Capital Stock” means (i) with respect to any Person that is a corporation, any and all shares, interests in, participations in (or other equivalents), however designated, of corporate stock, including each class of common stock and preferred stock of such Person and

(2) with respect to any Person that is not a corporation, any and all partnership, limited liability company or other equity interests of such Person or any other interest that confers on a Person the right to receive a share of the profits and losses of, or distribution of assets, of the issuing Person.

“Carrying Value” means, with respect to any asset of the Company, the asset’s adjusted basis for U.S. federal income tax purposes, except as follows:

(i)  the Carrying Value of any asset contributed (or deemed contributed) by a Member to the Company will be the fair market value of the asset (x) as of the Cutoff Date in the case of any asset deemed contributed to the Company by Guardian Partners and Guardian AIV pursuant to the Guardian Partners Merger, subject to any reasonable adjustment as determined by the Board, and (y) at the date on which any other asset is contributed (or deemed contributed) to the Company, in each case as determined by the Board;

(ii) the Carrying Values of all assets of the Company shall be adjusted to equal their respective fair market values, in accordance with the rules, events, and times, set forth in Treasury Regulations Section 1.704-1(b)(2)(iv)(f) and otherwise provided for in the rules governing maintenance of Capital Accounts under Treasury Regulations; provided, however, that such adjustments shall be made only if the Board determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members;

(iii) any adjustments to the adjusted basis of any asset of the Company pursuant to Section 734 or Section 743 of the Code shall be taken into account in determining such asset’s Carrying Value in a manner consistent with Treasury Regulations Section 1.704-1(b)(2)(iv)(m); provided, however, that the Carrying Value of any asset of the Company shall not be adjusted pursuant to this clause (iii) to the extent that an adjustment pursuant to clause (ii) is required in connection with a transaction that would otherwise result in an adjustment pursuant to this clause (iii);

(iv) in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(e), the Carrying Value of any asset of the Company distributed to any Member shall be adjusted immediately prior to such distribution to equal its fair market value as of the time such asset is distributed as determined by the Board; and

(v) if the Carrying Value of any asset of the Company has been determined pursuant to clause (i), (ii) or (iii) of this definition, to the extent permitted by the Treasury Regulations, such Carrying Value shall thereafter be adjusted in the same manner as would the asset’s adjusted basis for U.S. federal income tax purposes in accordance with and subject to the requirements of Treasury Regulations Section 1.704-1(b)(2)(iv)(g).

“Certificate” has the meaning set forth in Section 2.1(a) of this Agreement.

“Certificate of Amendment” has the meaning set forth in Section 2.1(a) of this Agreement.

“Claim” means any Action, complaint, charge or investigation pending or, to the Person’s knowledge, threatened against the Person or any of its Representatives.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute and the rules and regulations thereunder in effect from time to time.  Any reference herein to a specific provision of the Code shall mean, where appropriate, the corresponding provision in any successor statute.

“Commission” means the United States Securities and Exchange Commission.

“Common Membership Unit” means a Unit representing, when outstanding, a fractional part of the Interests of all Members holding Common Membership Units, and having the rights and obligations specified with respect to Common Membership Units in this Agreement.

“Company” has the meaning set forth in the preamble of this Agreement.

“Company Interests” means, with respect to any New Mountain Finance Securities, the corresponding class of Units or Equity Interests, as applicable, with designations, preferences and other rights, terms and conditions (other than financial covenants applicable to New Mountain Finance or its Subsidiaries) that are substantially the same as the designations, preferences and other rights, terms and conditions of such other New Mountain Finance Securities.

“Company Purposes” has the meaning set forth in Section 2.6 of this Agreement.

“Concurrent Offering” has the meaning set forth in the preamble of this Agreement.

“Confidential Information” has the meaning set forth in Section 10.4(a) of this Agreement.

“Control” (including the terms “Controlled by” and “under common Control with”), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting Equity Interests, as trustee or executor, by contract or otherwise.

“Credit Agreement” means the Amended and Restated Loan and Security Agreement, dated as of May 19, 2011, among the Company, as the borower and the collateral administrator, each of the lenders from time to time party thereto, Wells Fargo Securities, LLC, as the administrative agent, and Wells Fargo Bank, National Association, as the collateral custodian, as may be amended, modified, waived, supplemented or restated from time to time.

“Cutoff Date” means March 31, 2011, the date as of which the Company will calculate net asset value per Unit.

“Director” has the meaning set forth in Section 4.1(a) of this Agreement.

“Dissolution Exchange Date” has the meaning set forth in Section 7.4(a) of this Agreement.

“Dissolution Exchange Notice” has the meaning set forth in Section 7.4(a) of this Agreement.

“Dissolution Exchange Right” has the meaning set forth in Section 7.4(a) of this Agreement.

“Dissolution Exchanging Non-NMF Member” has the meaning set forth in Section 7.4(a) of this Agreement.

“Dividend Reinvestment Plan” means the dividend reinvestment plan that New Mountain Finance has adopted pursuant to which its distributions will be reinvested in New Mountain Finance Common Stock on behalf of its stockholders.

“Equity Interests” means:

(i)            with respect to the Company, any and all units, interests, participations or other equivalents (however designated, whether voting or non-voting) of limited liability company interests or equivalent ownership interests in, or issued by, the Company or interests, participations or other equivalents to share in the revenues or earnings of the Company, or securities convertible into, or exchangeable or exercisable for, such units, interests, participations or other equivalents and options, warrants or other rights to acquire such units, interests, participations or other equivalents (including, Indebtedness that is convertible into, or exchangeable for, units, interests, participations or other equivalents), but shall not include any other Indebtedness of the Company, and

(ii)           with respect to any other Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of capital stock, partnership interests (whether general or limited), limited liability company interests or equivalent ownership interests in or issued by, or interests, participations or other equivalents to share in the revenues or earnings of including any form of beneficial interest in a trust, such Person or securities convertible into, or exchangeable or exercisable for, such shares, interests, participations or other equivalents and options, warrants or other rights to acquire such shares, interests, participations or other equivalents (including, Indebtedness that is convertible into, or exchangeable for, shares, interests, participations or other equivalents), but shall not include any other Indebtedness of such Person.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

“Excess Nonrecourse Liability” has the meaning set forth Treasury Regulations Section 1.752-3(a)(3).

“Exchange Act” means the Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

“Exchange Date” has the meaning set forth in Section 9.1(a) of this Agreement.

“Exchange Notice” has the meaning set forth in Section 9.1(a) of this Agreement.

“Exchange Right” has the meaning set forth in Section 9.1(a) of this Agreement.

“Exchange Units” has the meaning set forth in Section 9.1(a) of this Agreement.

“Exchanging Member” has the meaning set forth in Section 9.1(a) of this Agreement.

“Fiscal Month” means each fiscal month within the Company’s Fiscal Year, as determined by the Board.

“Fiscal Quarter” means each fiscal quarter, which shall consist of three Fiscal Months.

“Fiscal Year” means the fiscal year of the Company ending on December 31 of each year.

“GAAP” means the generally accepted accounting principles in the United States, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession.

“Governmental Authority” means any United States federal, state or local or any foreign government, supranational, governmental, regulatory or administrative authority, instrumentality, agency or commission, political subdivision, securities self-regulatory organization or any court, tribunal or judicial or arbitral body or other governmental authority.

“Group” has the meaning set forth in Section 13(d)(3) and Rule 13d-5 of the Exchange Act.

“Guardian AIV” has the meaning set forth in the preamble of this Agreement.

“Guardian Partners” has the meaning set forth in the preamble of this Agreement.

“Guardian Partners Merger” has the meaning set forth in the preamble of this Agreement.

“Indebtedness” means, with respect to any Person, at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments issued by such Person, (iii) all obligations of such Person to pay the deferred purchase price for property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person evidenced by surety bonds or other similar instruments, (v) all reimbursement obligations of such Person in respect of letters of credit or other similar instruments, (vi) all Indebtedness of others secured by any lien, security interest or mortgage on any asset of such Person and (vii) all Indebtedness of others guaranteed (whether by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain a minimum net worth, financial ratio or similar requirements, or otherwise) by such Person.

“Indemnitee” has the meaning set forth in Section 4.8(a) of this Agreement.

“Independent Counsel” has the meaning set forth in Section 4.8(c) of this Agreement.

“Information” means information, whether or not patentable or copyrightable, in written, oral, electronic or other tangible or intangible forms, stored in any medium, including studies, reports, records, books, contracts, instruments, surveys, discoveries, ideas, concepts, know-how, techniques, designs, specifications, drawings, blueprints, diagrams, models, prototypes, samples, flow charts, data, computer data, disks, diskettes, tapes, geological information, computer programs or other software, marketing plans, customer names, communications by or to attorneys (including attorney-client privileged communications), memoranda and other materials prepared by attorneys or under their direction (including attorney work product), and other technical, financial, employee or business information or data.

“Initial LLC Agreement” has the meaning set forth in the recitals of this Agreement.

“Initial Public Offering” has the meaning set forth in the preamble of this Agreement.

“Interest” means a Member’s limited liability company interest in the Company as provided in this Agreement and under the LLC Act, and, in addition, any and all rights and benefits to which a Member is entitled under this Agreement and/or the LLC Act, together with all duties and obligations of such Person to comply with this Agreement and/or the LLC Act.

“Investment Adviser” means New Mountain Finance Advisers BDC, L.L.C., a Delaware limited liability company.

“Investment Company Act” means the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

“Investment Management Agreement” means the Investment Management Agreement to be entered into between the Company and the Investment Adviser, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“IPO Date” means the closing date of the Initial Public Offering.

“law” means any law (statutory, common or otherwise), constitution, ordinance, code, rule, regulation, executive order or other similar authority enacted, adopted, promulgated or applied by any Governmental Authority, each as amended from time to time.

“Liabilities” means all damages, losses, liabilities or obligations, payments, amounts paid in settlement, fines, penalties, costs of burdens associated with performing injunctive relief and other costs (including reasonable fees and expenses of outside attorneys, accountants and other professional advisors, and of expert witnesses and other costs of investigation, preparation and litigation in connection with any Action, appeal, petition, plea, charge, complaint, claim, suit, demand, litigation, arbitration, mediation, hearing, inquiry, investigation or similar matter or proceeding) of any kind or nature whatsoever, whether known or unknown, asserted or unasserted, absolute, contingent or vested, accrued or unaccrued, liquidated or unliquidated, or matured or unmatured.

“License Agreement” means the License Agreement to be entered into by and between the Company and New Mountain Finance, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Lien” means, with respect to any asset, any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement and any lease in the nature thereof.

“Liquidator” has the meaning set forth in Section 7.2 of this Agreement.

“LLC Act” means the Delaware Limited Liability Company Act, 6 Del.C. §§18-101, et seq., as it may be amended from time to time, and any successor to such statute.

“Member” means each Person that is or becomes a member, as contemplated in the LLC Act, of the Company in accordance with the provisions of this Agreement and is listed on Schedule A to this Agreement (as such Schedule may be amended or modified from time to time) and has not ceased to be a Member as provided in Section 3.1(e) of this Agreement.

“Member Information” has the meaning set forth in Section 10.4(c) of this Agreement.

“Net Income” or “Net Losses,” as appropriate, means, for any period, the taxable income or tax loss of the Company for such period for U.S. federal income tax purposes, as determined in accordance with the accounting method used by the Company for U.S. federal income tax purposes, with the following adjustments:

(i) there shall be taken into account any separately stated items under Section 702(a) of the Code;

(ii) any tax-exempt income received by the Company shall be deemed for these purposes only to be an item of gross income;

(iii) any expenditure of the Company described in Section 705(a)(2)(B) of the Code (or treated as described therein pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(i)) shall be treated as a deductible expense;

(iv) if the Carrying Value of any asset of the Company is adjusted pursuant to clause (ii), (iii) or (iv) of the definition thereof, the amount of such adjustment shall be taken into account in the period of adjustment as gain or loss from the disposition or deemed disposition of such asset for purposes of computing Net Income and Net Losses, but in the case of an adjustment pursuant to clause (ii) of the definition of Carrying Value only in the manner and subject to the limitations prescribed in Treasury Regulations Section 1.704-1(b)(iv)(m)(4);

(v) in the case of an asset of the Company described in clause (i) of the definition of Carrying Value or that is adjusted pursuant to clause (ii) of the definition of Carrying Value, Net Income and Net Losses of the Company (and the constituent items of income, gain, loss and deduction) realized with respect to such asset shall be computed in accordance with the principles of Treasury Regulations Section 1.704-1(b)(2)(iv)(g); and

(vi) any amounts paid to the Investment Adviser pursuant to the Investment Management Agreement shall be treated as payments to a non-Member under Section 707 of the Code.

“New Mountain Capital” means New Mountain Capital Group, L.L.C., a Delaware limited liability company.

“New Mountain Finance” has the meaning set forth in the preamble of this Agreement.

“New Mountain Finance Common Stock” means the common stock, par value $0.01, of New Mountain Finance.

“New Mountain Finance Joinder Agreement” has the meaning set forth in the preamble of this Agreement.

“New Mountain Finance Securities” means any Equity Interests of New Mountain Finance, or any rights, options, warrants or convertible or exchangeable securities having the right to convert into, exchange for, subscribe for or purchase any Equity Interests of New Mountain Finance.

“New Mountain Finance Stock Offering” means a primary offering by New Mountain Finance of its Common Stock, including, without limitation, the Initial Public Offering, the Concurrent Offering and any other offerings.

“Non-NMF Member” means, unless the context otherwise requires, Guardian AIV (for so long as Guardian AIV is a Member), Guardian Partners (for so long as Guardian Partners is a Member), the AIV Holdings Member and each additional Person, except for New Mountain Finance, but including the Investment Adviser and Permitted Transferees (so long as Section 8.2 has been satisfied with respect to such Permitted Transferees), that becomes a Member pursuant to the terms of this Agreement, in such Person’s capacity as a member of the Company.

“Nonrecourse Debt” means any Company liability to the extent that no Member (or related person within the meaning of Treasury Regulations Section 1.752-4(b)) bears the economic risk of loss for such liability under Treasury Regulations Section 1.752-2.

“Over-Allotment Option” means the over-allotment option that may be exercised by the Underwriters of the Initial Public Offering pursuant to the Underwriting Agreement.

“Party” or “Parties” means the Company and each Member of the Company.

“Percentage Interest” means, with respect to any Member at any time holding Common Membership Units, the quotient, expressed as a percentage, obtained by dividing (i) the number of Common Membership Units held by such holder at the time of such calculation, by (ii) the total number of all Common Membership Units outstanding at the time of such calculation.

“Permitted Transferee” means in the case of any Member, an Affiliate of such Member, and in the case of the Investment Adviser, an officer, director, member, manager, equity holder, employee, agent or Affiliate of the Investment Adviser and any of their heirs, executors, successors and assigns.

“Person” means any individual, corporation, limited liability company, partnership, trust, joint stock company, business trust, unincorporated association, joint venture, Governmental Authority or other entity or organization of any nature whatsoever.

“Private Resale” has the meaning set forth in Section 9.1(a) of this Agreement.

“Proceeding” has the meaning set forth in Section 4.8(a) of this Agreement.

“Prohibited Person” means any Person with whom a Member would be restricted from doing business under the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, H. R. 3162, Public Law 107 56, as amended, and Executive Order Number 13224 on Terrorism Financing, effective September 24, 2001, and regulations promulgated pursuant thereto, including, without limitation, Persons named on the Office of Foreign Asset Control Specially Designated Nationals and Blocked Persons List, as such List may be amended from time to time.

“Registration Rights Agreement” means the Registration Rights Agreement to be entered into among the Company, New Mountain Finance, AIV Holdings, Guardian Partners and the Investment Adviser, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Regulated Investment Company” has the meaning set forth in Section 2.6 of this Agreement.

“Representative” has the meaning set forth in Section 4.7(a) of this Agreement.

“Retraction Notice” has the meaning set forth in Section 9.1(b) of this Agreement.

“Section 704(c) Property” means any asset of the Company if the Carrying Value of such asset differs from its adjusted tax basis.

“Subsidiary” means, with respect to any Person, (i) a corporation a majority of whose Capital Stock with the general voting power under ordinary circumstances to vote in the election of directors of such corporation (irrespective of whether or not, at the time, any other class or classes of securities shall have, or might have, voting power by reason of the happening of any contingency) or a majority of the outstanding Equity Interests is at the date of determination beneficially owned by such Person, by one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof or (ii) any other Person (other than a corporation), including a joint venture, a general or limited partnership or a limited liability company, in which such Person, one or more Subsidiaries thereof or such Person and one or more Subsidiaries thereof, directly or indirectly, at the date of determination thereof, beneficially owns (x) at least a majority ownership interest entitled to vote in the election of directors, managers or trustees thereof (or other Persons performing such functions), (y) at least a majority of the outstanding Equity Interests or (z) otherwise acts as the general partner or managing member of such other Person.

“Tax Matters Member” has the meaning set forth in Section 6.7(a) of this Agreement.

“Termination Notice” has the meaning set forth in Section 9.1(b) of this Agreement.

“Transaction Documents” means, collectively, the following agreements:

(i)        this Agreement;

(ii)       the Administration Agreement;

(iii)      the Investment Management Agreement;

(iv)      the License Agreement; and

(v)       the Registration Rights Agreement.

“Transfer” (including the term “Transferred”) means, directly or indirectly and by operation of law or otherwise, to sell, transfer, give, exchange, bequest, assign, pledge, grant a security interest in, encumber, hypothecate or otherwise dispose of, either voluntarily or involuntarily.

“Transferring Member” has the meaning set forth in Section 8.1(a) of this Agreement.

“Treasury Regulations” means the federal income tax regulations, including any temporary regulations, promulgated under the Code, as such Treasury Regulations may be amended from time to time.  Any and all references herein to specific Treasury Regulations provisions shall be deemed to refer to any corresponding successor provisions.

“Underwriters” means the several underwriters of the Initial Public Offering named in the Underwriting Agreement.

“Underwriting Agreement” means the underwriting agreement entered into among New Mountain Finance and the Underwriters for the Initial Public Offering.

“Underwritten Resale” has the meaning set forth in Section 9.1(a) of this Agreement.

“Unit” has the meaning set forth in Section 3.3(a).

1.2          Other Definitional Provisions; Interpretation.

(a)           The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement will refer to this Agreement as a whole, including the schedules and exhibits attached hereto, and not to any particular provision of this Agreement.  Article, section and subsection references are to this Agreement unless otherwise specified.

(b)           The words “include” and “including” and words of similar import when used in this Agreement shall be deemed to be followed by the words “without limitation.”

(c)           The titles and headings in this Agreement are included for convenience of reference only and will not limit or otherwise affect the meaning or interpretation of this Agreement.

(d)           The meanings given to capitalized terms defined herein will be equally applicable to both the singular and plural forms of such terms.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.

(e)           If and to the extent that any provision of the LLC Act, the Certificate, the Certificate of Amendment or any provision of this Agreement conflicts with any provision of the Investment Company Act or interpretation thereof by the U.S. Securities and Exchange Commission, the applicable provision of the Investment Company Act or applicable interpretation shall control.

ARTICLE 2
FORMATION

2.1          Formation; Qualification.

(a)           A Certificate of Formation of the Company (the “Certificate”) was filed with the Secretary of State of the State of Delaware on October 29, 2008 to form on such date the Company as a limited liability company pursuant to the LLC Act.  A Certificate of Amendment was filed with the Secretary of State of the State of Delaware on May 11, 2011, renaming the Company “New Mountain Finance Holdings, L.L.C.” (the “Certificate of Amendment”).  The rights, duties and liabilities of the Members shall be as provided in the LLC Act, except as otherwise provided in this Agreement.

(b)           The Company shall be qualified or registered under foreign limited liability company statutes or assumed or fictitious name statutes or similar laws in any jurisdiction in which the Company owns property or transacts business to the extent, in the judgment of the Board, such qualification or registration is necessary or advisable in order to protect the limited liability of the Members or to permit the Company lawfully to own property or transact business. The Board shall, to the extent necessary in the judgment of the Board, maintain the Company’s good standing in each such jurisdiction.

(c)           Each Director shall be an “authorized person” within the meaning of § 18-204(a) of the LLC Act, and shall have the power and authority to execute, file and publish any certificates, notices, statements or other documents (and any amendments or restatements thereof) necessary to permit the Company to conduct business as a limited liability company in each jurisdiction where the Company elects to do business.

2.2          Name.  The name of the limited liability company formed by the filing of the Certificate, as amended by the filing of the Certificate of Amendment is “New Mountain Finance Holdings, L.L.C.”  The business of the Company may be conducted under such other names as the Board may from time to time designate; provided that the Company complies with all applicable laws relating to the use of fictitious and assumed names.

2.3          Term.  The term of the Company commenced as of the date of filing the Certificate and will continue in perpetuity; provided that the Company may be dissolved in accordance with the provisions of this Agreement or the LLC Act.

2.4          Principal Executive Offices.  The Company’s principal offices shall be located in 787 7th Avenue, 48th Floor, New York, NY 10019 or at such location as the Board determines from time to time in its sole discretion.

2.5          Registered Agent and Office.  The address of the Company’s registered office in the State of Delaware is c/o Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, County of New Castle, Delaware 19808.  The name of the Company’s registered agent at such address is Corporation Service Company.  The Board may at any time designate a replacement registered agent or registered office or both.

2.6          Purpose.  The purpose of the Company is to engage in any lawful act or activity for which limited liability companies may be formed under the LLC Act (the “Company Purposes”); provided that the Company’s business and operations shall be limited and conducted in such a manner that will (a) permit New Mountain Finance at all times to satisfy the requirements for qualification as a Business Development Company, unless New Mountain Finance voluntarily withdraws its election to be a Business Development Company in accordance with the requirements with respect thereto under the Investment Company Act, (b) permit New Mountain Finance at all times to satisfy the requirements for qualification as a regulated investment company under Subchapter M of the Code (a “Regulated Investment Company”) unless New Mountain Finance ceases to qualify as a Regulated Investment Company for reasons other than the conduct of the business and operations of the Company or voluntarily revokes its election to be a Regulated Investment Company and (c) ensure that the Company will not be classified as a “publicly traded partnership” taxable as a corporation for purposes of Section 7704 of the Code except to the extent determined by the Board.

2.7          Powers.  The Company shall have the power and authority to take any and all actions necessary, appropriate, desirable, advisable, incidental or convenient to, or for the furtherance of, the Company Purposes, alone or with other Persons; provided, however, that the Company shall not take any action that, or omit to take any action which omission, in the judgment of the Board, (i) could adversely affect the ability of New Mountain Finance to qualify and to continue to qualify as a Business Development Company and a Regulated Investment Company or (ii) could subject New Mountain Finance to any additional taxes under Section 852 of the Code or Section 4982 of the Code or any other related or successor provision of the Code, unless any such action (or omission) under the foregoing clause (i) or (ii) shall have been specifically consented to by New Mountain Finance in writing.  In connection with the foregoing, and without limiting New Mountain Finance’s right to cease qualifying as a Business Development Company and/or a Regulated Investment Company, the Members acknowledge that New Mountain Finance’s expected status as a Regulated Investment Company and the avoidance of income and excise taxes on New Mountain Finance inures to the benefit of all the Members and not solely New Mountain Finance.  Notwithstanding the foregoing, the Non-NMF Members agree that New Mountain Finance may terminate its status as a Business Development Company and/or Regulated Investment Company at any time to the fullest extent permitted under applicable law.

ARTICLE 3
MEMBERS AND INTERESTS

3.1          Members.

(a)           Each of Guardian Partners and Guardian AIV was previously admitted as a Member to the Company pursuant to the Initial LLC Agreement, as amended.  Each Person named as a Member on Schedule A hereto on the date hereof shall be deemed to own the number of Common Membership Units specified in Schedule A.

(b)           In addition to the information described in Section 3.1(a) hereof, Schedule A hereto contains the name and address of each Member as of the date hereof.  The Company shall revise Schedule A (i) following the contribution by Guardian AIV to AIV Holdings of its Common Membership Units in exchange for common stock of AIV Holdings and the execution by AIV Holdings of the AIV Holdings Joinder Agreement, (ii) following the contribution by Guardian Partners to New Mountain Finance of its Common Membership Units in exchange for a number of shares of New Mountain Finance Common Stock equal to the number of Common Membership Units so contributed and the execution by New Mountain Finance of the New Mountain Finance Joinder Agreement, (iii) following the contribution by New Mountain Finance to the Company of the proceeds of the Initial Public Offering and the Concurrent Offering in exchange for Common Membership Units pursuant to Section 5.2(a), (iv) following the exercise by the Underwriters of the Over-Allotment Option, if any, to reflect the issuance of additional Common Membership Units to New Mountain Finance pursuant to Section 5.2(a), (v) from time to time to reflect the issuance or Transfer of Units in accordance with the terms of this Agreement and other modifications to or changes in the information set forth therein, (vi) in accordance with Sections 3.3, 3.4, 5.2, 7.4, 8.2 and 9.1 and (vii) from time to time to reflect the issuance of Units to the Investment Adviser pursuant to the Investment Management Agreement.  Any amendment or revision to Schedule A or to the Company’s records as contemplated by this Agreement to reflect information regarding Members or under Section 3.3, 3.4, 5.2, 7.4, 8.2 or 9.1 and in accordance with such Sections shall be deemed to amend this Agreement, but shall not require the approval of any Member.

(c)           Each of AIV Holdings and New Mountain Finance will be admitted as a Member of the Company only upon the execution and delivery of the AIV Holdings Joinder Agreement and the New Mountain Finance Joinder Agreement, respectively, and will not be considered to be a Member, and nothing in this Agreement, express or implied, is intended to confer upon either of AIV Holdings or New Mountain Finance any rights, remedies, duties or obligations of any nature whatsoever under or by reason of this Agreement, until such joinder agreement is executed by the Company.  One or more additional Persons may be admitted as a Member of the Company only upon (i) an issuance of Units or other Company Interests pursuant to and in compliance with Sections 3.3 or 3.4 or a Transfer of Units pursuant to and in compliance with Article 8 and (ii) the execution and delivery by such Person of a counterpart to this Agreement or other written agreement, in a form reasonably satisfactory to the Board, to be bound by all the terms and conditions of this Agreement.  Upon such execution, the Company shall amend Schedule A (which shall be deemed an amendment to this Agreement) to reflect the admission of such Person as a Member and such other information of such Person as indicated in Schedule A.  Unless admitted to the Company as a Member as provided in this Section 3.1 or Section 8.2, no Person is, or will be considered to be, a Member.

(d)           Notwithstanding the foregoing clause (c) of this Section 3.1, in no case will the Board admit any Member, issue any Equity Interests in the Company, consent to any Transfer or otherwise take any action if such admittance, issuance, Transfer or other action would cause the Company to be a partnership that has more than one hundred (100) partners within the meaning of Treasury Regulations Section 1.7704-1(h)(1)(ii).

(e)           Subject to the other provisions of this Section 3.1 and Section 8.2, each Person that holds one or more Units in compliance with the terms of this Agreement shall be a Member.  A Member will cease to be a Member when such Person ceases to own any Units in the Company, in which case Schedule A shall be amended by the Company to reflect that such Person is no longer a Member; provided that the failure to so amend Schedule A shall not affect such Person’s status as a former Member.

(f)            Except as provided in the LLC Act, this Agreement or as otherwise agreed by a Member, in no event shall any Member (or any former Member), by reason of its status as a Member (or former Member), have any liability or responsibility for (i) any Indebtedness, duties, Liabilities or any other obligations of the Company or any other Member (or any former Member) under this Agreement, (ii) the repayment of any Capital Contribution of any other Member or (iii) any act or omission of any other Member (or any former Member).

3.2          Meeting of Members.

(a)           Annual Meeting.  Subject to Section 3.2(h), an annual meeting of Members shall be held on such date and at such time as (i) shall be designated from time to time by the Board, but no less often than once during each calendar year starting with calendar year 2012, and (ii) stated in the notice of the meeting, at which meeting the Members entitled to vote shall transact such business as may properly be brought before the meeting.  Subject to Section 3.2(h), the Company shall endeavor to have each such annual meeting of the Members occur concurrently with New Mountain Finance’s annual meeting of stockholders (it being understood and agreed that New Mountain Finance’s first annual meeting of stockholders will occur in 2012).  At each annual meeting of the Members, the Members shall elect, subject to Section

3.2(g)(ii), Directors to succeed those whose terms expire and transact such other business as may properly be brought before the meeting.

(b)           Special Meetings. A special meeting of Members, for any purpose or purposes, may be called by the Board upon giving written notice of the special meeting as set forth in clause (d) of this Section 3.2.

(c)           Place and Conduct of Meetings.  Meetings of the Members shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the Board and stated in the notice of the meeting or in a duly executed waiver of notice thereof.  All meetings shall be conducted by such Person as the Board may appoint pursuant to such rules for the conduct of the meeting as the Board or such other Person deems appropriate.  Such meetings may be held in person, by teleconference or by any other reasonable means, in each case in the sole discretion of the Board.

(d)           Notice of Meetings.  Written notice of an annual meeting or special meeting stating the place, if any, date and hour of the meeting, means of remote communications, if any, by which Members may be deemed to be present in person and vote at such meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given by the Board no later than ten (10) calendar days nor more than ninety (90) days before the date of the meeting to each Member entitled to vote at such meeting, unless waived by each such Member.  Business transacted at any special meeting of Members shall be limited to the purposes stated in the notice.  When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place, if any, thereof, and the means of remote communications, if any, by which Members may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, notice of the place, if any, date, and time of the adjourned meeting and the means of remote communications, if any, by which Members may be deemed to be present in person and vote at such adjourned meeting, shall be given in conformity herewith.  At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

(e)           Waiver of Notice.  No notice of any meeting of Members need be given to any Member who submits a signed waiver of notice, whether before or after the meeting.  Neither the business to be transacted at, nor the purpose of, any meeting of the Members need be specified in a written waiver of notice.  The attendance of any Member at a meeting of Members shall constitute a waiver of notice of such meeting, except when the Member attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened.

(f)            Quorum.  The presence of the holders of a majority of all the Common Membership Units then outstanding and entitled to vote thereat, whether in person or represented by a valid written proxy, shall constitute a quorum at all meetings of the Members for the transaction of business.  If, however, such quorum shall not be present or represented at any meeting of the Members, the Person conducting the meeting or the Members entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented.

(g)                                 Voting.  (i)  When a quorum is present at any meeting, the affirmative vote of the holders of a majority of the voting power of the issued and outstanding Common Membership Units present in person or represented by proxy and entitled to vote thereon shall decide any question brought before such meeting, unless the question is one upon which by express provision of law (including the Investment Company Act or any other statute and rules and regulations of administrative agencies), or as otherwise set forth herein, a different vote is required, in which case such express provision shall govern and control the decision of such question.  Where a separate vote by a class or classes or series or series of outstanding Units is required, the affirmative vote of the majority of voting power of such class or classes or series or series present in person or represented by proxy at the meeting and entitled to vote thereon shall be the act of such class or classes or series or series, unless the question is one upon which by express provision of law (including the Investment Company Act or any other statute and rules and regulations of administrative agencies) or as otherwise set forth herein, a different vote is required, in which case such express provision shall govern and control the decision of such question.  Unless required by statute, or determined by the chairperson of the meeting to be advisable, the vote on any question need not be by ballot.

(ii)                                  Subject to, and to the extent permitted by, the Investment Company Act, a nominee for Director shall be elected to the Board at a meeting if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election; provided, however, that Directors shall be elected by a plurality of the votes cast for nominees who are validly nominated and qualified at any meeting of Members for which (i) a nominee for Director has also been nominated for election to the board of directors of New Mountain Finance by a stockholder of New Mountain Finance in compliance with the advance notice requirements for stockholder nominees for directors set forth in the bylaws of New Mountain Finance and (ii) such nomination has not been withdrawn as described in the bylaws of New Mountain Finance.  If a Director is to be elected by a plurality of the votes cast, Members shall not be permitted to vote against a nominee.

(h)                                 Action by Consent.  Any consent required herein or action required to be taken at any meeting of Members, or any action which may be taken at any meeting of such Members, may be taken without a meeting, without a vote, without prior written notice and with a consent or consents in writing signed by Members who are holders of outstanding Common Membership Units having not less than the minimum number of votes, pursuant to clause (g) of this Section 3.2, that would be necessary to authorize or take such action at a meeting at which all Common Membership Units entitled to vote thereon were present and voted, other than any consent or action of Members pursuant to the Investment Company Act that requires the votes of Members to be cast in person at a meeting.  Prompt notice of the taking of the action without a meeting by less than unanimous written consent shall be given to those Members who are holders of Common Membership Units and who have not consented in writing; provided that the failure to give any such notice shall not affect the validity of the action taken by such written consent.

3.3                               Membership Units.

(a)                                  Units.  The Interests in the Company may, to the extent permissible under the Investment Company Act, be represented by one or more classes of units (each, a “Unit”).  The aggregate number of authorized Units that the Company is authorized to issue is 100,000,000 Common Membership Units.  The aggregate number of authorized Units shall not be changed, modified or adjusted from that set forth in the immediately preceding sentence; provided, that, in the event the total number of authorized shares of New Mountain Finance Common Stock under the certificate of incorporation of New Mountain Finance shall be increased or decreased after the date of this Agreement, then the total number of authorized Units shall be automatically correspondingly increased or decreased by the same number so that the number of the authorized Units equals the number of authorized shares of New Mountain Finance Common Stock.  Any Units repurchased by, or otherwise transferred to, the Company or otherwise forfeited (but not cancelled by the Company) shall thereafter be deemed to be authorized but unissued and may be subsequently issued as Units for all purposes hereunder in accordance with this Agreement; provided, however, that such Units will be deemed to be cancelled and thus not be available or authorized to be subsequently issued by the Company to the extent necessary to maintain a one-to-one ratio between the number of Common Membership Units authorized for issuance by the Company and the number of shares of New Mountain Finance Common Stock authorized for issuance by New Mountain Finance.  Any Units repurchased by, or otherwise transferred to, the Company and cancelled by the Company shall thereafter not be available or authorized to be subsequently issued by the Company.  Subject to Section 10.2, in the event that the Company issues an additional class of Units other than Common Membership Units, the Board shall make such revisions to this Agreement (including, but not limited to, the revisions described in Section 5.6 and Section 6.5), as it deems necessary to reflect the issuance of such additional Units.

(b)                                 Register.  Schedule A shall be the register of ownership of all Interests in the Company (including any outstanding Units) as provided in this Section and shall be the definitive record of ownership of all Interests in the Company (including any outstanding Units) and all relevant information with respect to each Member.  Units shall be uncertificated and recorded in the books and records of the Company.

(c)                                  Common Membership Units.  The Common Membership Units shall consist of equal units (and may be issued in fractional units).  The Common Membership Units shall have the rights and obligations set forth herein including being entitled to share in distributions and allocations as provided in Sections 5.5, 6.2, 6.3, 6.4 and 7.3, and as otherwise provided in this Agreement.

(d)                                 Splits, Distributions and Reclassifications.  Effective as of the date of this Agreement, all of the authorized and issued Units held by Guardian AIV and Guardian Partners shall be deemed to be reclassified, converted into and exchanged for Common Membership Units as set forth on Schedule A hereto.  Other than as set forth in the immediately preceding sentence, neither the Company nor New Mountain Finance shall in any manner divide (by any split, distribution, reclassification, recapitalization or otherwise) or combine (by reverse split, reclassification, recapitalization or otherwise) any class or series of the outstanding Units or New Mountain Finance Securities (including, but not limited to, New Mountain Finance Common Stock) (an “Adjustment Event”) unless an identical Adjustment Event is occurring with respect to the corresponding class or series of Units or New Mountain Finance Securities, in which event, the Company and New Mountain Finance shall cause such class or series of Units or New Mountain Finance Securities to be divided or combined concurrently with and in the same manner as the corresponding class or series of Units or New Mountain Finance Securities subject to such Adjustment Event.  Any Adjustment Event pursuant to this Section 3.3(d) resulting in a distribution to holders of a class of New Mountain Finance Securities must include an economically equivalent distribution to holders of the corresponding class or series of Units.  In the event of a partial reclassification or a series of multiple transactions (whether related or not) whereby holders of a class of New Mountain Finance Securities receive or are entitled to receive more than a single type of consideration (determined based upon any form of stockholder election as applicable), New Mountain Finance and the Company shall cause holders of the corresponding class or series of Units to have the right, in the holder’s sole discretion, to elect the type of consideration (in the same manner, and at the same time, as any such form of election available to such holders of New Mountain Finance Securities).  Notwithstanding the foregoing, nothing in this Section 3.3(d) shall modify, alter or supersede the provisions of Section 10.2 of this Agreement or any other provision of this Agreement requiring the consent or approval of any Member to authorize or approve any transaction or event described in this Section 3.3(d).

(e)                                  Issuances of New Mountain Finance Securities; Mergers, Consolidation, Etc.

(i)                                     At any time New Mountain Finance issues any New Mountain Finance Securities, other than pursuant to Sections 7.4 and 9.1 of this Agreement, the Company shall issue to New Mountain Finance (x) in the case of an issuance of shares of New Mountain Finance Common Stock, including any New Mountain Finance Stock Offering and issuances of shares of New Mountain Finance Common Stock pursuant to the Dividend Reinvestment Plan, an equal number of Common Membership Units, registered in the name of New Mountain Finance or (y) in the case of an issuance of any other New Mountain Finance Securities of any other class, type or kind, an equal number of corresponding Company Interests with designations, preferences and other rights, terms and conditions (other than financial covenants applicable to New Mountain Finance or its Subsidiaries) that are substantially the same as the designations, preferences and other rights, terms and conditions of the corresponding New Mountain Finance Securities, registered in the name of New Mountain Finance.  Distributions used by the plan administrator of the Dividend Reinvestment Plan to purchase New Mountain Finance Common Stock on the open market pursuant to the Dividend Reinvestment Plan shall not be considered to be received by New Mountain Finance for the purposes of this Section 3.3(e)(i) and, as a result, shall not require any additional issuance of Common Membership Units.

(ii)                                  In the event of (A) any consolidation or merger or combination to which New Mountain Finance is a party (other than a merger in which New Mountain Finance is the continuing corporation and which does not result in any reclassification of, or change (other than in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) in the number of, outstanding shares of New Mountain Finance Common Stock) or (B) any sale, Transfer or other disposition of all or substantially all of the assets of New Mountain Finance, directly or indirectly, to any Person, as a result of which holders of New Mountain Finance Common Stock shall be entitled to receive either stock, securities or other property or assets (including cash) as consideration with respect to or in exchange for New Mountain Finance Common Stock, then New Mountain Finance shall take all necessary action such that the Common Membership Units then outstanding and held by Non-NMF Members shall be exchangeable on a per-Common Membership Unit basis at any time or from time to time following such event at the option of each Non-NMF Member into the kind and amount of shares of stock and/or other securities and property (including cash) that would have been receivable by such Non-NMF Members upon such consolidation, merger, sale, Transfer or other disposition had the Non-NMF Members held an equivalent amount of New Mountain Finance Common Stock (equal to the number of Common Membership Units held by such Non-NMF Members) immediately prior to the record date for such reclassification, change, combination, consolidation, merger, sale, Transfer or other disposition.  If the holders of New Mountain Finance Common Stock, upon the occurrence of any event set forth in (A) or (B) of this clause (ii), shall be entitled to receive more than a single type of consideration for such shares of New Mountain Finance Common Stock (including cash, stock or other securities), then New Mountain Finance shall take all necessary action such that Common Membership Units held by the Non-NMF Members shall be exchangeable at any time or from time to time following such event at the option of the Non-NMF Member on a per-Common Membership Unit basis  (as prescribed in the foregoing sentence) into the types of consideration available to, and consistent with the per share exchange ratio applicable to, holders of New Mountain Finance Common Stock at the occurrence of such event; provided, that, if pursuant to such event, holders of New Mountain Finance Common Stock receive or are entitled to receive more than a single type of consideration determined based, in whole or in part, upon any form of stockholder election, the Non-NMF Members shall have the right to elect the type of security that such Non-NMF Member shall be entitled to receive under this clause (ii) in a manner substantially similar to, and at the same time of, the election available to such holders of New Mountain Finance Common Stock.  If pursuant to the provision set forth in the foregoing sentence, holders of New Mountain Finance Common Stock are entitled to receive cash, in addition to other type(s) of consideration, the Non-NMF Member shall have the right, in its sole discretion to exchange all or any portion of such Non-NMF Member’s Common Membership Units for cash only.  In the event that following the occurrence of any event set forth in (A) or (B) of this clause (ii) there is any concentrative or dilutive action taken by the successor entity to New Mountain Finance (including, without limitation, any dividend paid by such successor entity without a commensurate distribution to the Non-NMF Members of the Company), the ratio by which Common Membership Units are exchangeable into stocks or securities pursuant to this Section 3.3(e)(ii) shall be appropriately adjusted to reflect consideration received by holders of such stock or securities and not received by the Non-NMF Members holding Common Membership Units which would have been received had such Common Membership Units been exchanged into such stock or securities immediately prior to the record date for such event.

(f)                                    Cancellation of Securities and Units.

(i)                                     New Mountain Finance shall not undertake any redemption, repurchase, acquisition, exchange, cancellation or termination of any share of New Mountain Finance Common Stock that is not accompanied by a substantially contemporaneous prior (including economically equivalent consideration paid) redemption, repurchase, acquisition, cancellation or termination of Common Membership Units registered in the name of New Mountain Finance in order to maintain a one-to-one ratio between the number of Common

Membership Units held by New Mountain Finance and the number of shares of New Mountain Finance Common Stock issued and outstanding and not held in treasury, unless such action is necessary to maintain at all times a one-to-one ratio between the number of Common Membership Units held by New Mountain Finance and the number of shares of New Mountain Finance Common Stock issued and outstanding and not held in treasury.  Schedule A shall be revised by the Company to reflect any such redemption, repurchase, acquisition, cancellation or termination.

(ii)                                  New Mountain Finance shall not undertake any redemption, repurchase, acquisition, incurrence, repayment, exchange, cancellation or termination of any New Mountain Finance Securities (other than shares of New Mountain Finance Common Stock that are subject to subsection (f)(i) above), that is not accompanied by a substantially contemporaneous prior (including economically equivalent consideration paid) redemption, repurchase, acquisition, incurrence, repayment, exchange, cancellation or termination of the corresponding Company Interest in order to maintain a one-to-one ratio between the number of applicable Company Interests and the number of corresponding New Mountain Finance Securities, unless such action is necessary to maintain at all times a one-to-one ratio between the number of Company Interests and the number of corresponding New Mountain Finance Securities.  Schedule A shall be revised by the Company to reflect any such redemption, repurchase, acquisition, incurrence, repayment, exchange, cancellation or termination.

(g)                                 One-to-One Ratio of Units/Interests held by New Mountain Finance and New Mountain Finance Securities.  The intent of this Agreement, including this Section 3.3, Section 3.4 and Section 5.2, is to ensure, among other things, that a one-to-one ratio is at all times maintained between (A) the number of Common Membership Units held by New Mountain Finance and the number of shares of New Mountain Finance Common Stock outstanding and (B) the number of Company Interests held by New Mountain Finance of each type or kind issued and the number of corresponding New Mountain Finance Securities (of such type or kind issued) outstanding, and such provisions shall be interpreted consistently with such intent. The Company and New Mountain Finance must take all necessary action in order to maintain the one-to-one ratio if in the future New Mountain Finance determines to issue options or other types of equity compensation to individuals that provide services to the Company, to the extent it is permitted to do so under the Investment Company Act.

(h)                                 Notice.  New Mountain Finance shall give written notice thereof to all holders of Units (based on the ledger of ownership of the Company) at least twenty (20) days prior to (i) the date on which New Mountain Finance sets a record date for determining rights in connection with a (x) merger, tender offer, reorganization, recapitalization, reclassification or other change in the capital structure of New Mountain Finance (y) any transaction identified in Section 3.3(e) or (z) any Adjustment Event pursuant to this Section 3.3(d) and (ii) if no such record date is set, the date of such foregoing event.

(i)                                     Transfer.  Upon any Transfer permitted under this Agreement, Schedule A shall be revised by the Company to reflect (i) the number, type and kind of Units being Transferred by the Transferring Member, (ii) the number, type and kind of Units Transferred to the transferee and (iii) the remaining number, type and kind of Units held by the Transferring Member.

3.4                               Authorization and Issuance of Additional Units.  The Company shall only be permitted to issue additional Units or other Equity Interests in the Company to the Persons and on the terms and conditions provided for in Section 3.3, this Section 3.4 and Section 5.2.  Except as otherwise provided in this Agreement or as otherwise required by the Investment Company Act, the Board may cause the Company to issue additional Units authorized under this Agreement at such times and upon such terms as the Board shall determine.  This Agreement shall be amended as necessary in connection with (a) the issuance of additional Units and Company Interests and (b) the admission of additional Members under this Agreement, each in accordance with the requirements of Section 10.2 of this Agreement.

ARTICLE 4
MANAGEMENT AND OPERATIONS

4.1                               Board.

(a)                                  Generally.  The business and affairs of the Company shall be managed by or under the direction of a Board of Directors (the “Board”) consisting of such number of natural persons (each a “Director”) as shall be determined from time to time by resolution adopted by affirmative vote of a majority of the entire Board; provided, however, that the number of Directors shall not be less than three (3) nor more than fifteen (15).  Nominations of persons for election to the Board shall be made by or at the direction of the Board (or any duly authorized committee thereof); provided that the Board shall endeavor to nominate the same slate of director nominees for election by Members as New Mountain Finance nominates for election as directors of New Mountain Finance.  Directors need not be Members.  Subject to the other provisions of this Article IV, the Board shall have sole discretion to manage and control the business and affairs of the Company, including to delegate to agents, officers and employees of the Company, and to make all decisions affecting the business and affairs of the Company and to take all such actions as it deems necessary or appropriate to accomplish the purposes of the Company as set forth herein, including, without limitation, to exercise all of the powers of the Company set forth in Section 2.7 of this Agreement.  Each person named as a Director herein or subsequently appointed as a Director is hereby designated as a “manager” (within the meaning of the LLC Act) of the Company.  Except as otherwise provided in Section 2.1(c) and notwithstanding the last sentence of Section 18-402 of the LLC Act, no single Director may bind the Company, and the Board shall have the power to act only collectively in accordance with the provisions and in the manner specified herein.  Each Director shall hold office until the annual meeting for the year in which such Director’s term expires and until a successor is appointed in accordance with this Section 4.1 or until the earlier of such Director’s death, resignation or removal in accordance with the provisions hereof.  Notwithstanding any other provisions of this Agreement or the LLC Act, any action by the Board or the Company or any decision of the Board or the Company to refrain from acting, undertaken in the good faith belief that any such action or omission is necessary or advisable in order to (i) protect the ability of New Mountain Finance to continue to qualify as a Business Development Company and/or a Regulated Investment Company or (ii) prevent New Mountain Finance from incurring any taxes under Section 852, 4982 or any other provision of the Code, is expressly authorized under this Agreement and is deemed approved by all of the Members.

(b)                                 Classified Board.  As of the IPO Date, the Directors shall be divided into three classes and designated Class I, Class II, and Class III.  The Board may assign Directors already in office immediately prior to the IPO Date to such classes.  The initial term of the Class I Directors shall expire at the first annual meeting of Members to be held after the IPO Date, the initial term of the Class II Directors shall expire at the second annual meeting of Members to be held after the IPO Date, and the initial term of the Class III Directors shall expire at the third annual meeting of Members to be held after the IPO Date.  Directors of each class shall hold office until their successors are duly elected and qualified or until such Director’s earlier death, resignation or removal.  At each annual meeting of Members following the IPO Date, the successors of the class of Directors whose term expires at that meeting shall be elected to hold office for a term expiring at the third succeeding annual meeting of Members after their election.  No decrease in the number of Directors constituting the Board shall shorten the term of any incumbent Director.

(c)                                  Current Directors.  Subject to the right to increase or decrease the authorized number of Directors pursuant to the first sentence of Section 4.1(a), the Board shall consist of 5 Directors.  The Class I Directors shall be Alfred F. Hurley, Jr., the Class II Directors shall be Robert Hamwee and David Ogens and the Class III Directors shall be Steven B. Klinsky and Kurt J. Wolfgruber.

(d)                                 Meetings of the Board.  The Board shall meet at such time as determined by a majority of the votes held by all Directors to discuss the business of the Company.  The Board may hold meetings either within or without the State of Delaware.  The Company and the Board shall give all Directors at least one day’s notice of all meetings of the Board.

(e)                                  Quorum and Acts of the Board.  At all meetings of the Board, a quorum shall consist of not less than a number of Directors holding a majority of the votes held by all Directors.  Except as otherwise expressly required by law or by this Agreement, the act of a majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board. Each Director shall be entitled to one vote on each matter that comes before the Board.  Any action that may be taken at a meeting of the Board or any committee thereof may also be taken by written consent of Directors holding a majority of the votes held by all Directors or members of the committee holding a majority of the votes held by all members of the committee in lieu of a meeting, other than any action of the Board pursuant to the Investment Company Act that requires the votes of members of the Board to be cast in person at a meeting.

(f)                                    Electronic Communications.  Directors, or members of any committee designated by the Board, may participate in a meeting of the Board, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting; provided, however, that this Section 4.1(f) does not apply to any action of the Board pursuant to the Investment Company Act that requires the votes of members of the Board to be cast in person at a meeting.

(g)                                 Committees of Directors.  The Board may, by resolution passed by a majority of the votes held by all Directors, designate one or more committees.  Such resolution shall specify the duties, quorum requirements, number of votes and qualifications of each of the members of such committees, each such committee to consist of such number of Directors as the Board may fix from time to time; provided that the Board shall endeavor to comprise each of its respective committees with the same members as New Mountain Finance’s respective committees.  The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.  Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Company.  Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board.  Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

(h)                                 Expenses.  The Company shall pay the reasonable out-of-pocket expenses incurred by each Director in connection with performing his duties as a Director, including, without limitation, the reasonable out-of-pocket expenses incurred by such person for attending meetings of the Board or meetings of any board of directors or other similar managing body of any Subsidiary.

(i)                                     Resignation. Any Director may resign at any time by giving written notice to the Company.  The resignation of any Director shall take effect upon receipt of such notice or at such later time as shall be specified in the notice; and, unless otherwise specified in the notice, the acceptance of the resignation by the Company, the Members or the remaining Directors shall not be necessary to make it effective.  Upon the effectiveness of any such resignation, such Director shall cease to be a “manager” (within the meaning of the LLC Act).

(j)                                     Removal of Directors.  Any Director may be removed from office at any time, at a meeting called for that purpose, but only for cause (as such term is used in Section 141(k) of the Delaware General Corporation Law) and only by the affirmative vote of the holders of at least seventy-five percent of the voting power of the Common Membership Units.  Upon the taking of such action, the Director shall cease to be a “manager” (within the meaning of the LLC Act).  Any vacancy caused by any such removal shall be filled in accordance with Section 4.1(k).

(k)                                  Vacancies.  Subject to the applicable requirements of the Investment Company Act, including Section 16 thereof, newly created directorships resulting from any increase in the authorized number of Directors or any vacancies in the Board resulting from death, resignation, disqualification, removal from office or any other cause shall, unless otherwise required by law or provided by resolution of the Board, be filled only by majority vote of the Directors then in office, even if less than a quorum is then in office, or by the sole remaining Director, and shall not be filled by the Members. Directors so chosen to fill a newly created directorship or other vacancies  shall serve for a term expiring at the annual meeting of Members at which the term of office of the class to which they have been chosen expires and shall hold office until such Director’s successor has been duly elected and qualified or until his or her earlier death, resignation or removal as provided in this Agreement.  If any vacancies shall occur in the Board, by reason of death, resignation, disqualification, removal from office or any other cause, the Directors then in office shall continue to act, and actions that would otherwise be required to be taken by a majority of the Directors may be taken by a majority of the Directors then in office, even if less than a quorum and shall be fully as effective as if taken by a majority of the Directors.

4.2                               Information Relating to the Company.

(a)                                  In addition to any information required to be provided pursuant to Section 6.7 or Section 6.10, the Company shall supply to a Member as soon as reasonably practicable after written request therefor any information required to be available to the Members under the LLC Act and any other information reasonably requested by such Member regarding the Company or its activities (including copies of all books and accounts, documents and other information in order to enable such Member to monitor its investment in the Company, exercise its rights under this Agreement and such other information as may be reasonably required to enable such Member to account for its investment in the Company and otherwise comply with the requirements of applicable laws, GAAP, the generally accepted accounting principles or other accounting requirements of any Member and the requirements of any Government Authority), provided that obtaining the information requested is not unduly burdensome to the Company (it being understood that any information necessary for a Member to account for its investment in the Company under the generally accepted accounting principles or other accounting requirements applicable to such Member shall not be deemed unduly burdensome).

(b)                                 During ordinary business hours, each Member and its authorized representative shall have access to all books, records and materials in the Company’s offices regarding the Company or its activities.

(c)                                  The Company shall notify a Member if the Company considers any information received pursuant to this Section 4.2 to be Confidential Information.  Any such Confidential Information will be subject to the provisions of Section 10.4 of this Agreement.

4.3                               Insurance.  The Company shall maintain or cause to be maintained in force at all times, for the protection of the Company and the Members to the extent of their insurable interests, such insurance as the Board believes is warranted for the operations being conducted.

4.4                               Officers.

(a)                                  The Board may, from time to time, designate one or more Persons to fill one or more officer positions of the Company pursuant to the Administration Agreement or otherwise.  Any officers so designated shall have such titles and authority and perform such duties as the Board may, from time to time, delegate to them.  If the title given to a particular officer is one commonly used for officers of a business corporation, the assignment of such title shall constitute the delegation to such officer of the authority and duties that are normally associated with that office, subject to any specific delegation of authority and duties made to such officer, or restrictions placed thereon, by the Board.  Each officer shall hold office until his or her successor is duly designated, until his or her death or until he or she resigns or is removed in the manner hereinafter provided.  Any number of offices may be held by the same Person.  The salaries or other compensation, if any, of the officers of the Company shall be fixed from time to time by the Board.

(b)                                 Any officer of the Company may resign at any time by giving written notice thereof to the Board.  Any officer may be removed, either with or without cause, by the Board whenever in its judgment the best interests of the Company will be served thereby; provided, however, that such removal shall be without prejudice to the contract rights, if any, of the Person so removed.  Designation of an officer shall not, by itself, create contract rights.

4.5                               Certain Costs, Fees and Expenses.  The Company shall pay, or cause to be paid, costs, fees, operating expenses and other expenses of the Company and New Mountain Finance (including, but not limited to, the costs, fees and expenses of attorneys, accountants or other professionals and the compensation of personnel providing services to the Company or New Mountain Finance, any underwriter’s discount or other expenses paid or incurred in connection with the issuance of New Mountain Finance Securities and any claims for indemnification or advancement) incurred in pursuing and conducting, or otherwise related to, the business and activities, including intended business and activities, of the Company and New Mountain Finance, including (i) for any acquisitions, financing transactions or any other transactions, whether or not consummated, (ii) pursuant to the Administration Agreement and the Investment Management Agreement and (iii) pursuant to any indemnification agreements that the Company or New Mountain Finance may enter into from time to time.

4.6                               Certain Duties and Obligations of the Members.  To the fullest extent permitted by law, under no circumstance shall the Members constitute fiduciaries of any other Member or the Company, or owe any fiduciary or other duties or obligations to any other Member or the Company, whether express, implied or otherwise existing (but for this provision) by operation of law or application of legal or equitable principles, and any and all such duties and obligations, and any and all Claims and causes of action which may be based thereon, are hereby expressly waived and relinquished by the Members.  Except as otherwise provided in this Agreement, no Member shall have any authority to act for, bind, commit or assume any obligation or responsibility on behalf of the Company, its properties or any other Member.

4.7                               Limitation of Liability; Exculpation.

(a)                                  No (i) Director or Member of the Company, nor any of their respective Subsidiaries or Affiliates nor (ii) any of their respective direct or indirect officers, directors, trustees, members, managers, partners, equity holders, employees or agents (each, a “Representative”), nor (iii) any of their heirs, executors, successors and assigns, shall be liable to the Company or any Member for any act or omission by such individual or entity in connection with the conduct of affairs of the Company or otherwise incurred in connection with the Company or this Agreement or the matters contemplated herein, in each case unless such act or omission was the result of gross negligence or willful misconduct or constitutes a breach of, or a failure to comply with this Agreement.  Except as provided in the LLC Act, the Investment Company Act, this Agreement or as otherwise expressly agreed, in no event shall the Directors (or any former Director), by reason of his or her status as Director (or former Director), have any liability or responsibility for (i) any Indebtedness, duties, Liabilities or any other obligations of the Company, any other Member or former Member or any other Director or former Director, (ii) the repayment of any Capital Contribution of any Member (other than himself) or (iii) any act or omission of any other Member (or former Member) or any other Director (or former Director).  To the extent any portion of this Section 4.7 directly conflicts with any of the Transaction

Documents, other than this Agreement, such other Transaction Document shall control with respect to the matters set forth therein.

(b)                                 Notwithstanding any other provision of this Agreement or other applicable provision of law or equity, whenever in this Agreement a Member, Director or officer of the Company is permitted or required to make a decision (i) in its “sole discretion,” or under a grant of similar authority or latitude, such Member, Director or officer shall be entitled to consider only such interests and factors as it desires and shall, to the fullest extent permitted by applicable law, have no duty or obligation to give any consideration to any interest of or factors affecting the Company or the Members, or (ii) in its “good faith” or under another expressed standard, such Member, Director or officer shall act under such express standard and shall not be subject to any other or different standards.

(c)                                  Any Member, Liquidator, Director or officer of the Company may consult with legal counsel and accountants selected by it at its expense or with legal counsel and accountants for the Company at the Company’s expense.  Each Member, Liquidator, Director and officer of the Company shall be fully protected in relying in good faith upon the records of the Company and upon information, opinions, reports, or statements presented by another Member, Liquidator, Director or officer, or employee of the Company, or committees of the Board, Liquidator or the Company, or by any other Person (including, without limitation, legal counsel and public accountants) as to matters that the Member, Liquidator, Director or officer reasonably believes are within such other Person’s professional or expert competence, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, Net Income or Net Losses of the Company, or the value and amount of assets or reserves or contracts, agreements or other undertakings that would be sufficient to pay claims and obligations of the Company or to make reasonable provision to pay such claims and obligations, or any other facts pertinent to the existence and amount of assets from which distributions to Members or creditors might properly be paid.

4.8                               Indemnification.

(a)                                  Indemnification Rights.  Each Person who was or is made a party or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he is or was a Director or officer of the Company or is or was serving at the request of the Company as a director or officer of another corporation or of a partnership, limited liability company, joint venture, trust or other enterprise, including, without limitation, service with respect to an employee benefit plan (hereinafter, an “Indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a Director or officer or in any other capacity while so serving, shall be indemnified and held harmless by the Company to the full extent permitted by the LLC Act and the Investment Company Act, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment), or by other applicable law as then in effect, against all expense, liability and loss (including, without limitation, attorneys’ fees, costs and charges, judgments, fines, excise taxes or penalties under ERISA, penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such Indemnitee in connection therewith; provided, however, that except as provided in Section 4.8(c) with respect to proceedings to enforce rights to indemnification and advancement, the Company shall indemnify any such Indemnitee in connection with a proceeding (or part thereof) initiated by such Indemnitee only if such proceeding (or part thereof) was authorized by the Board.  Notwithstanding anything to the contrary in this Section 4.8(a) or any other provision of this Agreement, for so long as the Company is subject to the Investment Company Act, the Company shall not indemnify an Indemnitee to the extent such indemnification would violate the Investment Company Act.

(b)                                 Advances for Expenses.  Expenses (including, without limitation, attorneys’ fees, costs and charges) incurred by an Indemnitee in defending a proceeding shall be paid by the Company in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of an Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such Indemnitee is not entitled to be indemnified by the Company as authorized in this Section 4.8; provided, however, that except as provided in Section 4.8(c) with respect to proceedings to enforce rights to indemnification and advancement, the Company shall advance expenses of any such Indemnitee in connection with a proceeding (or part thereof) initiated by such Indemnitee only if such proceeding (or part thereof) was authorized by the Board.  The Board may, upon approval of such Indemnitee, authorize the Company’s counsel to represent such person in any proceeding, whether or not the Company is a party to such proceeding.  Notwithstanding anything to the contrary in this Section 4.8(b) or any other provision of this Agreement, for so long as the Company is subject to the Investment Company Act, the Company shall not advance an Indemnitee any expenses to the extent such advancement would violate the Investment Company Act.

(c)                                  Procedure for Indemnification and Advancement. Any indemnification or advance of expenses (including, without limitation, attorney’s fees, costs and charges) under this Section 4.8 shall be made promptly, and in any event within sixty (60) days, or, in the case of a claim for an advancement of expenses, within twenty (20) days, upon the written request of an Indemnitee (and, in the case of advance of expenses, receipt of a written undertaking by or on behalf of such Indemnitee to repay such amount if it shall ultimately be determined that such Indemnitee is not entitled to be indemnified therefor pursuant to the terms of this Section 4.8).  The right to indemnification or advances as granted by this Section 4.8 shall be enforceable by such Indemnitee in any court of competent jurisdiction, if the Company denies such request, in whole or in part, or if no disposition thereof is made within sixty (60) days (or twenty (20) days with respect to advancement of expenses).  To the full extent permitted by law, such Indemnitee’s costs and expenses incurred in connection with successfully establishing his or her right to indemnification or advancement, in whole or in part, in any such action shall also be indemnified by the Company.  It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of expenses (including, without limitation, attorney’s fees, costs and charges) under this Section 4.8 where the required undertaking, if any, has been received by the Company) that the claimant has not met the standard of conduct set forth in the LLC Act, as the same exists or hereafter may be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment), but the burden of proving such defense shall be on the Company.  Neither the failure of the Company (including its Directors who are not parties to such action, a committee of such Directors, independent legal counsel or the Members) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the LLC Act, as the same exists or hereafter may be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment), nor the fact that there has been an actual determination by the Company (including its Directors who are not parties to such action, a committee of such Directors, independent legal counsel or the Members) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.  Notwithstanding anything to the contrary in this Section 4.8(c) or any other provision of this Agreement, for so long as the Company is subject to the Investment Company Act, any advancement of expenses pursuant to this Section 4.8 shall be subject to at least one of the following as a condition of the advancement: (a) the Indemnitee shall provide a security for his or her undertaking, (b) the Company shall be insured against losses arising by reason of any lawful advances or (c) (i) a majority of Directors of the Company who are and were not a party to the proceeding in respect of which advancement or indemnification is being sought or (ii) Independent Counsel (as defined below), in a written opinion, shall determine based on a review of readily available facts (as opposed to a full-trial-type inquiry), that there is reason to believe that the Indemnitee ultimately will be found entitled to indemnification.

For purposes of the paragraph above, “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither is, nor in the past five years has been, retained to represent (i) the Company or Indemnitee in any matter material to either such party, or (ii) any other party to or witness in the proceeding giving rise to a claim for indemnification hereunder.  Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine such Indemnitee’s rights hereunder.

(d)                                 Other Rights; Continuation of Right to Indemnification.  The indemnification and advancement of expenses provided by this Section 4.8 shall not be deemed exclusive of any other rights to which a Person seeking indemnification or advancement of expenses may be entitled under any law (common or statutory), agreement, vote of Members or Directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding office or while employed by or acting as agent for the Company, and shall continue as to a person who has ceased to be a Director or officer, and shall inure to the benefit of the estate, heirs, executors and administrators of such person.  All rights to indemnification or advancement under this Section 4.8 shall be deemed to be a contract between the Company and each Indemnitee.  Any repeal or modification of this Section 4.8 or any repeal or modification of relevant provisions of the LLC Act or any other applicable laws shall not in any way diminish any rights to indemnification of such Indemnitee or the obligations of the Company arising hereunder with respect to any proceeding arising out of, or relating to, any actions, transactions or facts occurring prior to the final adoption of such repeal or modification.

(e)                                  Assets of the Company.  Any indemnification under this Section 4.8 shall be satisfied solely out of the assets of the Company, and no Member shall be subject to personal liability or required to fund or cause to be funded any obligation by reason of these indemnification provisions.

(f)                                    Insurance.  The Company shall have power to purchase and maintain insurance on behalf of any Person who is or was or has agreed to become a Director or officer of the Company, or is or was serving at the request of the Company as a director or officer of another corporation, partnership, limited liability company, joint venture, trust or other enterprise (including, without limitation, with respect to an employee benefit plan), against any liability asserted against the Person and incurred by the Person or on the Person’s behalf in any such capacity, or arising out of the Person’s status as such, whether or not the Company would have the power to indemnify the Person against such liability under the provisions of this Section 4.8 or the LLC Act; provided, however, that such insurance is available on acceptable terms, which determination shall be made by a vote of a majority of the Board.

(g)                                 Indemnification of Employees and Agents of the Company.  The Company may, to the extent authorized from time to time by the Board, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Company to the full extent of the provisions of this Section 4.8 with respect to the indemnification and advancement of expenses of Directors and officers of the Company.

(h)                                 Savings Clause.  If this Section 4.8 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless provide indemnification and advancement to each Indemnitee entitled to such indemnification and advancement pursuant to Sections 4.8(a) and (b) to the full extent permitted by any applicable portion of this Section 4.8 that shall not have been invalidated and to the full extent permitted by applicable law.

4.9                               Title to Assets; Liens.  Unless specifically licensed or leased to the Company, title to the assets of the Company, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Company as an entity, and no Members, individually or collectively, shall have any ownership interest in such assets or any portion thereof or any right of partition.  The Company shall be permitted to create, incur, assume or permit to exist Liens on any assets (including Equity Interests or other securities of any Person, including any Subsidiary) now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof.

4.10                        New Mountain Finance Conduct of Business Only Through the Company.  Except as provided in this Agreement, or as may be otherwise provided in any written agreement by and among the Members, New Mountain Finance shall not directly or indirectly engage in or conduct any business or venture (whether or not operated through a separate legal entity or as part of a larger corporation or other entity), other than (i) any business or venture that is held in, or conducted through, the Company or (ii) any business or venture entered into in connection with (x) the acquisition, ownership or disposition of its Common Membership Units, (y) New Mountain Finance’s operation as a public reporting company with a class of securities registered under the Exchange Act and (z) such other activities that are incidental to the foregoing.  The requirements of this Section 4.10 shall apply to New Mountain Finance so long as New Mountain Finance, including any successor, is a Member of the Company.

4.11                        Credit Agreement Covenants.  (a)  So long as the Credit Agreement shall remain in effect, the Company shall comply with the covenants listed on Schedule B hereto; provided, however, if compliance with any of the covenants, representations or warranties in the Credit Agreement are waived pursuant to the terms of the Credit Agreement, compliance with the analogous covenant listed on Schedule B shall likewise be waived as specified in the Credit Agreement waiver.

(b)                                 In the event the Credit Agreement is terminated or expires by its terms, the provisions of this Section 4.12 shall be deemed deleted and shall have no further force or effect, and the Company shall no longer be required to comply therewith.

(c)                                  The Board may amend Schedule B from time to time by resolution adopted by affirmative vote of a majority of the entire Board solely to conform in substance the provisions of Schedule B to the Credit Agreement.

ARTICLE 5
CAPITAL CONTRIBUTIONS; DISTRIBUTIONS

5.1                               Capital Contributions.

(a)                                  Except as set forth in this Agreement or any other Transaction Document, no Member shall be required or permitted to make any other capital contribution to, or provide credit support for, the Company.

(b)                                 No Member shall be entitled to withdraw, or demand the return of, any part of its Capital Contributions or Capital Account.  No Member shall be entitled to interest on or with respect to any Capital Contribution or Capital Account.

(c)                                  Except as otherwise provided in this Agreement, no Person shall have any preemptive, preferential or similar right to subscribe for or to acquire any Units.

5.2                               Contribution of Proceeds of Issuance of Securities by New Mountain Finance.

(a)                                  (i) On the date of the completion of the Initial Public Offering and the Concurrent Offering, New Mountain Finance shall contribute to the Company the gross proceeds of the Initial Public Offering and the Concurrent Offering in exchange for Common Membership Units equal to the number of shares of New Mountain Finance Common Stock sold by New Mountain Finance in the Initial Public Offering and the Concurrent Offering; (ii) in the event the Underwriters of the Initial Public Offering exercise the Over-Allotment Option, New Mountain Finance shall contribute to the Company the gross proceeds received upon the exercise of the Over-Allotment Option in exchange for Common Membership Units equal to the number of shares of New Mountain Finance Common Stock sold by New Mountain Finance pursuant to the Over-Allotment Option; and (iii) in connection with any other New Mountain Finance Stock Offering, New Mountain Finance shall contribute to the Company any gross proceeds raised in connection with such issuance in exchange for Common Membership Units or Company Interests pursuant to Section 3.3(e)(i).

(b)                                 If the Company issues Common Membership Units or other Company Interests to New Mountain Finance pursuant to Section 3.3(e)(i) other than in connection with a New Mountain Finance Stock Offering, New Mountain Finance shall contribute to the Company (i) the proceeds, if any and as determined in the reasonable judgment of the Board, whether in cash or other property, received by New Mountain Finance with respect to the issuance of New Mountain Finance Securities no later than the close of business on the Business Day following the receipt of any such proceeds by New Mountain Finance and (ii) any reinvested distributions, if any and as determined in the reasonable judgment of the Board, whether in cash or other property, received by New Mountain Finance pursuant to the Dividend Reinvestment Plan no later than the close of business on the Business Day following the dividend payment date associated with such distributions by New Mountain Finance.

5.3                               Loans from Members.  Loans by Members to the Company shall not be considered contributions to the capital of the Company hereunder.  If any Member shall advance funds to the Company in excess of the amounts required to be contributed to the capital of the Company, the making of such advances shall not result in any increase in the amount of the Capital Account of such Member and shall be payable or collectible in accordance with the terms and conditions upon which advances are made; provided that the terms of any such loan shall not be less favorable to the Company, taken as a whole, than would be available to the Company from unrelated lenders and such loan shall be approved by the Board.

5.4                               Loans from Third Parties.  The Company and its Subsidiaries may incur Indebtedness, or enter into other similar credit, guarantee, surety, financing or refinancing arrangements for any purpose with any Person upon such terms as the Board determines appropriate, including to guarantee or provide other credit support arrangements for the benefit of its Subsidiaries or New Mountain Finance; provided that neither the Company nor any of its Subsidiaries shall incur any Indebtedness that is recourse to any Member, except to the extent otherwise agreed to in writing by the applicable Member in its sole discretion.

5.5                               Distributions.  All distributions made by the Company shall be made in accordance with this Section 5.5.

(a)                                  Distributions of cash from the Company shall be made by the Board, in its sole discretion, at such times as the Board shall determine from time to time, to the Members holding Common Membership Units, pro rata in accordance with their Percentage Interests.  It is intended that distributions made by the Company will be made in such amounts as shall enable New Mountain Finance to pay quarterly distributions to its stockholders and to obtain and maintain its status as a Regulated Investment Company.  The Board shall make such reasonable efforts, as determined by it in its sole discretion and consistent with New Mountain Finance’s qualification as a Regulated Investment Company, to cause the Company to distribute sufficient amounts to enable New Mountain Finance, for so long as New Mountain Finance has determined to qualify as a Regulated Investment Company, to pay stockholder dividends that will allow New Mountain Finance to (a) satisfy the requirements for New Mountain Finance’s qualification as a Regulated Investment Company under the Code and Regulations and (b) except to the extent otherwise consented to in writing by New Mountain Finance, avoid any federal income or excise tax imposed on New Mountain Finance under the Code.

(b)                                 Liquidating Distributions.  All distributions to the Members made in connection with the sale, exchange or other disposition of all or substantially all of the Company’s assets, or with respect to the winding up and liquidation of the Company, shall be made among the Members holding Common Membership Units pro rata in accordance with their respective positive Capital Account balances.  Any in-kind distribution of assets of the Company in connection with a winding up and liquidation of the Company or a deemed liquidation of the Company by reason of a termination of the Company pursuant to Section 708(b)(1)(A) of the Code will be made among the Members holding Common Membership Units pro rata on a gross basis with respect to each such asset in accordance with the Members’ respective positive Capital Account balances.

(c)                                  Limitations on Distributions.  Notwithstanding anything in this Agreement to the contrary, no distribution shall be made in violation of the LLC Act.

(d)                                 Exculpation.  The Members hereby consent and agree that, to the fullest extent permitted by applicable law, (i) no Member shall have any obligation to return amounts distributed to such Member by the Company notwithstanding the fact that such amounts were distributed in violation of Section 18-607 or Section 18-804 of the LLC Act or other applicable law and (ii) the provisions of this Section 5.5(d) are intended to be a compromise under Section 18-502(b) of the LLC Act.

5.6                               Revisions to Reflect Issuance of Additional Units.  Subject to Section 10.2, in the event that the Company issues an additional class of Units other than Common Membership Units pursuant to Article 3 of this Agreement, the Board shall make such revisions to this Agreement, including this Article 5, as it reasonably deems necessary to reflect the issuance of such additional Units.

ARTICLE 6
BOOKS AND RECORDS; TAX; CAPITAL ACCOUNTS; ALLOCATIONS

6.1                               General Accounting Matters.

(a)                                  The Board shall keep, or cause to be kept, books and records pertaining to the Company’s business showing all of its assets and liabilities, receipts and disbursements, Net Income and Net Losses, Members’ Capital Accounts and all transactions entered into by the Company.  Such books and records of the Company shall be kept at the office of the Company or at the office of a party authorized by an officer of the Company to keep such books and records, and, subject to the confidentiality provisions of this Agreement, the Members and their representatives shall at all reasonable times have free access thereto for the purpose of inspecting or copying the same.

(b)                                 The Company’s books of account shall be kept on an accrual basis in accordance with GAAP or as otherwise provided by the Board, except that for U.S. federal, state and local income tax purposes such books shall be kept in accordance with applicable tax accounting principles.

6.2                               Capital Accounts.

(a)                                  The Company shall maintain for each Member on the books of the Company a capital account (a “Capital Account”).  Each Member’s Capital Account shall be maintained in accordance with the provisions of Treasury Regulations Section 1.704-1(b)(2)(iv) and the provisions of this Agreement.

(b)                                 (i)                                     The Capital Account of each Member shall be credited with the amount of all Capital Contributions by such Member to the Company.  The Capital Account of each Member shall be increased by (1) the amount of any Net Income (or items of gross income or gain) allocated to such Member pursuant to this Article 6 and (2) the amount of any liabilities of the Company that are assumed by such Member (except for liabilities described in Section 6.2(b)(ii)(3) that are assumed by such Member) for purposes of Treasury Regulations section 1.704-1(b)(2)(iv)(c).

(ii)                                  The Capital Account of each Member shall be decreased by (1) the amount of any Net Losses (or items of loss or deduction) allocated to such Member pursuant to this Article 6, (2) the amount of any cash distributed to such Member, (3) the fair market value of any asset distributed in kind to such Member (net of all liabilities that such Member is considered to assume or take the asset subject to) and (4) the amount of any liabilities of such Member that are assumed by the Company (except for liabilities described in the definition of Capital Contribution that are assumed by the Company) for purposes of Treasury regulations section 1.704-1(b)(2)(iv)(c).

(iii)                               The Capital Account of each Member also shall be adjusted appropriately to reflect any other adjustment required pursuant to Treasury Regulations Section 1.704-1 or 1.704-2.

(c)                                  Allocations of Net Income or Net Losses to the Capital Accounts pursuant to Section 6.2(b) shall be made at the end of each Fiscal Quarter, at such times as the Carrying Value of Company assets is adjusted pursuant to the definition thereof and at such other times as required by this Agreement.  Net Income and Net Losses shall be allocated to the Members pro-rata in accordance with their respective Percentage Interests.  An allocation to a Member of a share of Net Profit or Net Loss shall be treated as an allocation of the same share of each item of income, gain, loss or deduction that is taken into account in computing Net Profit or Net Loss.  It is the intent of the Members that the allocations of Net Income or Net Losses under this Agreement have substantial economic effect (or be consistent with the Members’ interests in the Company) within the meaning of Section 704(b) of the Code as interpreted by the Treasury regulations promulgated thereto.  Article 6 and other relevant provisions of this Agreement shall be interpreted in a manner consistent with such intent.

(d)                                 In the event that any Unit or Interest in the Company is Transferred, including the Transfer of Common Membership Units from Guardian Partners to New Mountain Finance, the Transfer of Common Membership Units from Guardian AIV to AIV Holdings and the Transfer of Common Membership Units from AIV Holdings to New Mountain Finance pursuant to Section 7.4 or Article 9 hereof, (i) the transferee of such Unit or Interest shall succeed to the pro rata portion of the transferor’s Capital Account attributable to such Unit or Interest, and (ii) Net Income or Net Losses allocable among the Members during the fiscal year of the Company in which such Transfer occurs shall be allocated between the transferor and the transferee Member either (x) as if the Company’s fiscal year had ended on the date of the transfer, or (y) based on the number of days of such fiscal year that each was a Member without regard to the results of Company activities in the respective portions of such fiscal year in which the transferor and the transferee were Members, as determined by the Board.

6.3                               Allocations of Net Income and Net Losses for U.S. Federal Income Tax Purposes.

(a)                                  Except as otherwise provided in Section 6.3(b), for U.S. federal income tax purposes, each item of income, gain, loss, deduction and credit of the Company for each taxable year of the Company shall be allocated among the Members in the same manner as its corresponding item of “book” income, gain, loss, deduction and credit is allocated pursuant to Section 6.2(c).

(b)                                 In accordance with Sections 704(b) and 704(c) of the Code and the Treasury Regulations thereunder, income, gain, loss and deduction with respect to any Company asset contributed (or deemed contributed) to the capital of the Company shall, solely for U.S. federal income tax purposes, be allocated among the Members so as to take into account any variation between the adjusted basis of such Company asset for U.S. federal income tax purposes and its Carrying Value upon its contribution (or deemed contribution).  If the Carrying Value of any Company asset is adjusted, subsequent allocations of taxable income, gain, loss and deduction with respect to such Company asset shall take account of any variation between the adjusted basis of such Company asset for U.S. federal income tax purposes and the Carrying Value of such Company asset in the manner prescribed under Sections 704(b) and 704(c) of the Code and the Treasury Regulations thereunder.  The Board shall select the manner by which variations between Carrying Value and adjusted basis of the Company’s assets are taken into account in accordance with Code Sections 704(b) and 704(c) and the Treasury Regulations thereunder.

6.4                               Excess Nonrecourse Liabilities.  If the built-in gain in Company assets subject to Nonrecourse Debts exceeds the gain described in Treasury Regulations Section 1.752-3(a)(2), the Excess Nonrecourse Liabilities shall be allocated (i) first, to AIV Holdings up to the amount of built-in gain that is allocable to AIV Holdings on Section 704(c) Property, (ii) second, among the Members other than AIV Holdings up to the amount of built-in gain that is allocable to such other Members on Section 704(c) Property and (iii) last, any remaining Excess Nonrecourse Liabilities shall be allocated among the Members pro rata in accordance with their relative Percentage Interests.

6.5                               Revisions to Allocations to Reflect Issuance.  In the event that the Company issues additional classes of Units to the Members pursuant to Article 3 of this Agreement, the Board shall, subject to Section 10.2, make such revisions to this Article 6 as it reasonably deems necessary to reflect the terms of the issuance of such additional class of Units, including making preferential allocations to classes of Units that are entitled thereto.

6.6                               Payments of Certain Expenses.  If and to the extent that payments of certain expenses by the Company constitute gross income of New Mountain Finance by reason of being treated as payments of expenses of New Mountain Finance, such amounts will constitute guaranteed payments within the meaning of Section 707(c) of the Code, will be treated consistently therewith by the Company and all Members, and will not be treated as distributions for purposes of computing the Members’ Capital Accounts.

6.7                               Certain Tax Matters.

(a)                                  The “tax matters partner” for purposes of Section 6231(a)(7) of the Code shall be New Mountain Finance (the “Tax Matters Member”).  The Tax Matters Member shall have all the rights, duties, powers and obligations provided for in Sections 6221 through 6232 of the Code with respect to the Company.  The Tax Matters Member shall inform each other Member of all significant matters that may come to its attention in its capacity as such by giving notice thereof within ten (10) days after becoming aware thereof and, within such time, shall forward to each other Member copies of all significant written communications it may receive in such capacity.  This provision is not intended to authorize the Tax Matters Member to take any action left to the determination of an individual Member under Sections 6222 through 6231 of the Code.

(b)                                 The Tax Matters Member shall not initiate any action or proceeding in any court, extend any statute of limitations, or take any other action in its capacity as Tax Matters Member, which it knows, has reason to know, or would reasonably be expected to know, would or would reasonably be expected to have a significant adverse effect on AIV Holdings, as a Member of the Company, Guardian AIV or Guardian AIV’s partners, without approval of the AIV Holdings Member, which approval may not be unreasonably withheld; provided, however, that, for this purpose, it shall not be unreasonable for the AIV Holdings Member to withhold such approval if the action proposed to be taken could significantly adversely effect such Member, Guardian AIV or Guardian AIV’s partners.  The AIV Holdings Member may alert the Tax Matters Member as to any actions that would have a significant adverse effect on AIV Holdings, Guardian AIV or Guardian AIV’s partners.

(c)                                  The Board shall timely cause to be prepared all U.S. federal, state, local and foreign tax returns and reports (including amended returns) of the Company and its Subsidiaries for each year or period that such returns or reports are required to be filed and, subject to the remainder of this subsection, shall cause such tax returns to be timely filed.  No later than thirty (30) days prior to filing of all income and franchise tax returns of the Company, the Board shall have provided copies of all such tax returns to the other Members for review.  The AIV Holdings Members shall be entitled to provide reasonable comments on such returns to the Board no later than fifteen (15) days after receiving copies of such returns, and the Board shall consider in good faith all such comments.  If the Board does not incorporate any comment made by any AIV Holdings Member in accordance with the foregoing sentence, at the request of such AIV Holdings Member the Board shall provide any information necessary for such AIV Holdings Member to properly file its U.S. federal, state, local, and foreign tax returns and reports (including amended returns and information returns) and any disclosure required in connection with the filing of such returns or reports in a manner consistent with such comment.

(d)                                 Within ninety (90) days after the end of each Fiscal Year, or as soon as reasonably practical thereafter, the Board shall prepare and send, or cause to be prepared and sent, to each Person who was a Member at any time during such Fiscal Year copies of such information as may be required for U.S. federal, state, local and foreign income tax reporting purposes, including copies of Form 1065 and Schedule K-1 or any successor form or schedule, for such Person. At any time after such information has been provided, upon at least five (5) business days’ notice from a Member, the Board shall also provide each Member with a reasonable opportunity during ordinary business hours to review and make copies of all workpapers related to such information or to any return prepared under paragraph (c) above. As soon as practicable following the end of each quarter (and in any event not later than thirty (30) days after the end of such quarter), the Board shall also cause to be provided to each Member an estimate of each Member’s share of all items of income, gain, loss, deduction and credit of the Company for the quarter just completed and for the Fiscal Year to date for federal income tax purposes.

(e)                                  The Company intends to be treated as a partnership for U.S. federal, state and local income tax purposes for so long as the Company has more than one Member and intends to be treated as a disregarded entity for such purposes for so long as the Company has a single Member, and the Company shall not take any action or make any election so as to cause the Company to fail to be treated as a partnership or a disregarded entity (as applicable) for U.S. federal, state and local income tax purposes unless such action or election shall have been approved by the Board.

(f)                                    The Company shall elect, pursuant to Section 754 of the Code, to adjust the basis of the Company’s property, with respect to its U.S. federal income tax return for the taxable year in which the Guardian Partners Merger occurs and any taxable year following a termination of the Company pursuant to Section 708(b)(1)(B) of the Code, and the Company shall cause such election to remain or be in effect for every taxable year of the Company thereafter during which the Company is treated as a partnership for U.S. federal income tax purposes.  The Company shall make such election with respect to all Subsidiaries of the Company that are treated as partnerships for U.S. federal income tax purposes in the same year the Company makes such election and if any Subsidiary of the Company is treated as a partnership for U.S. federal income tax purposes in a subsequent taxable year, the Company shall cause such election to be made in such year.

(g)                                 Except as otherwise provided herein, all other elections required or permitted to be made by the Company under the Code (or applicable foreign, state or local law), including elections with respect to any subsidiary of the Company, shall be made as may be determined by the Board and all decisions and positions taken with respect to the Company’s or any Subsidiary’s taxable income or tax loss (or items thereof) under the Code or other applicable tax law shall be made in such manner as may be reasonably determined by the Board.  Notwithstanding the foregoing, the Board shall not make any other election for U.S. federal, state or local income tax purposes or for franchise tax purposes and shall not make any decision or take any position with respect to allocations of taxable income, if the Board knows or has reason to know, or would reasonably be expected to know that such election, decision, or position would, or would reasonably be expected to adversely affect New Mountain Finance’s status as a Regulated Investment Company or have a significant adverse effect on AIV Holdings, Guardian AIV or its partners and a greater negative impact proportionally on the amount of taxable inclusions incurred by AIV Holdings with respect to income allocated to it by the Company than if such election, decision, or position had not been made or taken.   The AIV Holdings Member

may alert the Board as to any election, decision, or position that would have a significant adverse effect on AIV Holdings, Guardian AIV or its partners.

6.8                               Tax Year.  The taxable year of the Company shall be the same as its Fiscal Year.

6.9                               Withholding Requirements.  Notwithstanding any provision herein to the contrary, the Board is authorized to take any and all actions that it determines to be necessary or appropriate to ensure that the Company satisfies any and all withholding and tax payment obligations under Sections 1441, 1445, 1446 or any other provision of the Code or other applicable law.  Without limiting the generality of the foregoing, the Board may withhold from distributions the amount that it determines is required to be withheld from the amount otherwise distributable to any Member pursuant to Article 5; provided, however, that such amount shall be deemed to have been distributed to such Member for purposes of applying Article 5 and this Article 6.  The Board will not withhold any amounts from cash or other property distributable to any Member to satisfy any withholding and tax payment obligations to the extent that such Member demonstrates to the Board’s satisfaction that such Member is not subject to such withholding and tax payment obligation.  In the event that the Board withholds or incurred tax in respect of any Member for any period in excess of the amount of cash or other property otherwise distributable to such Member for such period (or there is a determination by any taxing authority that the Company should have withheld or incurred any tax for any period in excess of the tax, if any, that it actually withheld or paid for such period), such excess amount (or such additional amount) shall be treated as a recourse loan to such Member that shall bear interest at the rate of 10% per annum and be payable on demand.

6.10                        Reports to Members.

(a)                                  The books of account and records of the Company shall be audited as of the end of each Fiscal Year by the Company’s independent public accountants.

(b)                                 Within one (1) calendar day after the applicable due date for the filing of New Mountain Finance’s quarterly reports for the end of each Fiscal Quarter of New Mountain Finance with the Commission (or the next Business Day if the first calendar day is not a Business Day), the Company shall send to each Person who was a Member during such period an unaudited report setting forth the following as of the end of such Fiscal Quarter, but the Company shall only be required to provide such information to such Members as make a request for it in writing:

(i)                                     unless such Fiscal Quarter is the last Fiscal Quarter of the Fiscal Year, an unaudited balance sheet as of the end of such period;

(ii)                                  unless such Fiscal Quarter is the last Fiscal Quarter of the Fiscal Year, an unaudited income statement of the Company for such period;

(iii)                               unless such Fiscal Quarter is the last Fiscal Quarter of the Fiscal Year, an unaudited cash flow statement of the Company for such period; and

(iv)                              a statement of each Member’s Capital Account.

(c)                                  Within one (1) calendar day after the applicable due date for the filing of New Mountain Finance’s annual report for the end of each Fiscal Year of New Mountain Finance with the Commission (or the next Business Day if the first calendar day is not a Business Day), the Company shall send to each Person who was a Member during such period an audited report setting forth the following as of the end of such Fiscal Year, but the Company shall only be required to provide such information to such Members as make a request for it in writing:

(i)                                     an audited balance sheet as of the end of such Fiscal Year;

(ii)                                  an audited income statement of the Company for such Fiscal Year;

(iii)                               an audited cash flow statement of the Company for such Fiscal Year; and

(iv)                              a statement of each Member’s Capital Account.

(d)                                 The Company shall provide each Member with monthly “flash reports.”

(e)                                  The Company shall provide each Member annually with a copy of the Budget.

(f)                                    With reasonable promptness, the Board will deliver such other information available to the Board, including financial statements and computations, as any Member may from time to time reasonably request in order to comply with regulatory requirements, including reporting requirements, to which such Member is subject.

(g)                                 The Board shall not be deemed to be in breach of this Section 6.10 for failure to deliver the reports and other information under clause (b) or (c) of this Section 6.10, if the Board delivers such information to each Member on the earlier of (i) the date such information is provided to the lenders or the holders of any indebtedness of the Company or filed with the Commission and (ii) a date that is within thirty (30) calendar days of the due date set forth in clause (b) or (c) above.

6.11                        Auditors.  The independent registered public accountant of the Company shall be determined by the Board, in its sole discretion.

ARTICLE 7
DISSOLUTION

7.1                               Dissolution.

(a)                                  The Company shall be dissolved and subsequently terminated upon the occurrence of the first of the following events:

(i)                                     the act of the Board to dissolve the Company;

(ii)                                  the entry of a decree of judicial dissolution of the Company pursuant to § 18-802 of the LLC Act; or

(iii)                               the termination of the legal existence of the last remaining Member or the occurrence of any other event that causes the last remaining Member to cease to be a Member of the Company, unless the Company is continued without dissolution pursuant to Section 7.1(b).

(b)                                 Upon the occurrence of any event that causes the last remaining Member of the Company to cease to be a Member of the Company (other than upon continuation of the Company without dissolution upon an assignment by the Member of all of its Interest in the Company and the admission of the transferee as a Member pursuant to Section 8.2), to the fullest extent permitted by law, the personal representative of such Member is hereby authorized to, within ninety (90) days after the occurrence of the event that terminated the continued membership of such Member in the Company, agree in writing (i) to continue the Company and (ii) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute Member of the Company, effective as of the occurrence of the event that terminated the continued membership of such Member in the Company.

(c)                                  Notwithstanding any other provision of this Agreement, the bankruptcy (as defined in §§ 18-101(1) and 18-304 of the LLC Act) of a Member shall not cause the Member to cease to be a Member of the Company and, upon the occurrence of such an event, the Company shall continue without dissolution.

7.2                               Winding-Up.  When the Company is dissolved, the business and property of the Company shall be wound up in an orderly manner by the Board or by a liquidating trustee as may be appointed by the Board (the Board or such liquidating trustee, as the case may be, the “Liquidator”).  In the event of dissolution, the Company shall not take any action that is inconsistent with, or not necessary to or appropriate for, the winding-up of the Company’s business and affairs.

7.3                               Final Distribution.

(a)                                  As soon as reasonable following the event that caused the dissolution of the Company, the assets of the Company shall be applied in the following manner and order:

(i)                                     to pay the expenses of the winding-up, liquidation and dissolution of the Company, and all creditors of the Company, including Members who are creditors of the Company, either by actual payment or by making a reasonable provision therefor, in the manner, and in the order of priority, set forth in § 18-804 of the LLC Act;

(ii)                                  to distribute the remaining assets of the Company to the Members in accordance with Section 5.5(b).

(b)                                 If any Member has a deficit balance in its Capital Account in excess of any unpaid Capital Contributions (if any), such Member shall have no obligation to make any Capital Contribution to the Company with respect to such deficit, and such deficit shall not be considered a debt owed to the Company or to any other Person for any purpose whatsoever.

(c)                                  Each Member shall look solely to the assets of the Company for the amounts distributable to it hereunder and shall have no right or power to demand or receive property therefor from any Director or any other Member.

(d)                                 The Company shall terminate when (i) all of the assets of the Company, after payment of or due provision for all debts, liabilities and obligations of the Company, shall have been distributed to the Members in the manner provided for in this Agreement and (ii) the Certificate shall have been canceled in the manner required by the LLC Act.

7.4                               Exchange Right Upon Dissolution.

(a)                                  Upon the occurrence of an event described in Section 7.1(a), if (i) New Mountain Finance is not the sole Member at the time of such event and (ii) prior to or concurrent with the occurrence of such event, New Mountain Finance has adopted a plan relating to the liquidation or dissolution of New Mountain Finance, then New Mountain Finance shall have the right to acquire from any Non-NMF Member all (but not less than all) of the Common Membership Units held by such Non-NMF Member in exchange for shares of New Mountain Finance Common Stock on a one-for-one basis (the “Dissolution Exchange Right”).  If New Mountain Finance desires to exercise its Dissolution Exchange Right with respect to a Non-NMF Member, it shall exercise such right by giving written notice (the “Dissolution Exchange Notice”) to such Non-NMF Member (the “Dissolution Exchanging Non-NMF Member”) with a copy to the Company.  The Dissolution Exchange Notice shall specify a date, which is to be as soon as reasonable following the occurrence of the event triggering the Dissolution Exchange Right, but in any event shall be prior to commencement of application of the assets of the Company pursuant to Section 7.3(a)(ii), on which the exercise of the Dissolution Exchange Right shall be completed (the “Dissolution Exchange Date”).

(b)                                 On the Dissolution Exchange Date:

(1) the Dissolution Exchanging Non-NMF Member shall (A) transfer and surrender to New Mountain Finance all of its Common Membership Units, (B) represent and warrant to New Mountain Finance that such Common Membership Units are owned by such Member free and clear of all liens and encumbrances and (C) deliver to New Mountain Finance all transfer tax stamps or funds therefor, if required pursuant to Section 9.1(e);

(2) the Company shall revise Schedule A to reflect the Transfer of the Common Membership Units pursuant to this Section 7.4 and number of Common Membership Units held by New Mountain Finance following the Dissolution Exchange Date and to remove such Dissolution Exchanging Non-NMF Member; and

(3) New Mountain Finance shall issue the number of shares of New Mountain Finance Common Stock equal to the number of Common Membership Units being exchanged by such Dissolution Exchanging Non-NMF Member pursuant to the Dissolution Exchange Right and shall represent and warrant to such Dissolution Exchanging Non-NMF Member that such shares are validly issued, fully paid and non-assessable; and, if the New Mountain Finance Common Stock is certificated, New Mountain Finance shall deliver or cause to be delivered at the office of New Mountain Finance’s transfer agent a certificate or certificates representing such number of shares of New Mountain Finance Common Stock issued in the name of such Dissolution Exchanging Non-NMF Member.

An exchange pursuant to this Section 7.4 shall be deemed to have been effected immediately prior to the close of business on the Dissolution Exchange Date.  The Person or Persons in whose name or names the shares of New Mountain Finance Common Stock are to be recorded shall be treated for all purposes as having become the record holder or holders of such shares of New Mountain Finance Common Stock immediately prior to the close of business on the Dissolution Exchange Date, and may sell such shares of New Mountain Finance Common Stock as permitted under applicable law.

Each Dissolution Exchanging Non-NMF Member, the Company and New Mountain Finance shall, for U.S. federal, state and local income tax purposes, treat the exchange as a taxable sale of such Dissolution Exchanging Non-NMF Member’s Common Membership Units to New Mountain Finance, except as otherwise required pursuant to a “determination” within the meaning of Section 1313 of the Code. Each Dissolution Exchanging Non-NMF Member agrees to execute such instruments of transfer, officer’s or other certificates or cross receipts to the extent necessary to evidence the exchange of its Common Membership Units and as New Mountain Finance may reasonably require in connection with the issuance of shares of New Mountain Finance Common Stock in exchange for such Member’s Common Membership Units.

ARTICLE 8
TRANSFER; SUBSTITUTION; ADJUSTMENTS

8.1                               Restrictions on Transfer.

(a)                                  No Member may Transfer all or any portion of its Units or other Company Interests except with the written consent of the Board in its sole discretion; provided, however, that subject to Section 8.1(b), a Member may, without the consent of the Board, at any time Transfer any of such Member’s Units or other Equity Interests to a Permitted Transferee of such Member.  It is a condition to any Transfer by a Member (the “Transferring Member”) otherwise permitted hereunder that the transferee (i) agrees to become a party to, and be bound by the terms of, this Agreement to the same extent as the Transferring Member and (ii) assumes by operation of law or express agreement all of the obligations of the Transferring Member under this Agreement or any other agreement to which such Transferring Member is a party with respect to such Transferred Units or other Company Interests.  Any transferee, whether or not admitted as a Member, shall take subject to the obligations of the transferor hereunder.

(b)                                 In addition to any other restrictions on Transfer herein contained, including, without limitation, the provisions of this Article 8, any purported Transfer or assignment of a Unit or other Company Interests by any Member in the following circumstances shall be void ab initio (unless in the case of clause (v) below only, the consent of the Board is obtained):

(i)                                     to any Person who lacks the legal right, power or capacity to own Units or other Company Interests;

(ii)                                  if such Transfer would cause the Company to become, with respect to any employee benefit plan subject to Title I of ERISA, a “party-in-interest” (as defined in Section 3(14) of ERISA) or a “disqualified person” (as defined in Section 4975(c) of the Code);

(iii)                               if such Transfer would, in the opinion of counsel to the Company, cause any portion of the assets of the Company to constitute assets of any employee benefit plan pursuant to Department of Labor Regulations Section 2510.3-101;

(iv)                              if such Transfer requires the registration of such Units or other Company Interests pursuant to any applicable federal, state or foreign securities laws or regulations or would otherwise materially violate any federal, state or foreign securities laws or regulations applicable to the Company, the Units or such Company Interests;

(v)                                 if such Transfer (in and by itself) subjects the Company to be regulated under the Investment Company Act, the Investment Advisers Act of 1940 or ERISA, each as amended;

(vi)                              if such Transfer would cause the Company to fail the limitation set forth in Section 3.1(d) or would otherwise result in a risk that the Company would be treated as a “publicly traded partnership,” as such term is defined in Section 469(k)(2) or 7704(b) of the Code;

(vii)                           if such Transfer violates any applicable laws in any material respect;

(viii)                        if the Company does not receive written instruments (including, without limitation, copies of any instruments of Transfer and such assignee’s agreement to be bound by this Agreement as an assignee and Member) that are in a form satisfactory to the Board (in its sole discretion); or

(ix)                                to any Prohibited Person.

8.2                               Substituted Members.

(a)                                  No Member shall have the right to substitute a transferee as a Member in his or her place with respect to any Units or other Equity Interests in the Company so Transferred (including any transferee permitted by Section 8.1) unless (i) such Transfer is made in compliance with the terms of this Agreement and any other agreements with the Company to which such transferor Member is a party and (ii) such transferee assumes and agrees to be bound, by written instrument satisfactory to the Board pursuant to Section 8.l(b)(viii), all the rights, powers, restrictions, duties and liabilities that were applicable to the transferor by virtue of the transferor’s ownership of the Units or other Equity Interests in the Company being Transferred.

(b)                                 Except as provided in Section 8.2(c) and otherwise in this Agreement, a transferee who has been admitted as a Member in accordance with Section 8.2(a) shall have all the rights and powers and be subject to all the restrictions, duties and liabilities of a Member under this Agreement holding the same Units or other Equity Interests in the Company.  The admission of any transferee as a Member shall be subject to the provisions of Section 3.1.

8.3                               Effect of Void Transfers.  No Transfer of any Units or other Equity Interests owned by a Member in violation hereof shall be made or recorded on the books of the Company, and any such purported Transfer shall be void and of no effect.

ARTICLE 9
EXCHANGE RIGHT OF NON-NMF MEMBERS

9.1                               Exchange Right of Non-NMF Members.

(a)                                  Exchange Right. Any Non-NMF Member shall be entitled at any time and from time to time to require that New Mountain Finance acquire all or any portion of the Common Membership Units held by such Non-NMF Member in exchange for shares of New Mountain Finance Common Stock on a one-for-one basis (the “Exchange Right”).  Any Non-NMF Member desiring to exercise its Exchange Right (the “Exchanging Member”) shall exercise such right by giving written notice (the “Exchange Notice”) to New Mountain Finance with a copy to the Company.  The Exchange Notice shall specify the number of Common Membership Units (the “Exchange Units”) that the Exchanging Member intends to have New Mountain Finance acquire, whether such Exchanging Member intends to sell the shares of New Mountain Finance Common Stock to be received for the Exchange Units in an underwritten public offering (an “Underwritten Resale”) or a private sale (a “Private Resale”), and a date, which is not more than sixty (60) Business Days after delivery of the Exchange Notice or as otherwise agreed among New Mountain Finance and such Exchanging Member, on which the exercise of the Exchange Right shall be completed (the “Exchange Date”) unless the Exchanging Member has timely delivered a Retraction Notice or a Termination Notice as provided in Section 9.1(b).  In the event that the Exchanging Member intends to sell the shares of New Mountain Finance Common Stock to be received for its Exchange Units in an Underwritten Resale or Private Resale, such Exchanging Member shall not deliver an Exchange Notice to New Mountain Finance with respect to such Exchange Units until such Exchanging Member has entered into a binding firm commitment underwriting agreement to sell such shares (subject to customary conditions) in such Underwritten Resale or a binding agreement to sell such shares (subject to customary conditions) in such Private Resale.

(b)                                 Retraction Notice. At any time after delivery of the Exchange Notice and no later than the Business Day prior to the Exchange Date or as otherwise agreed between New Mountain Finance and such Exchanging Member, the Exchanging Member may retract its Exchange Notice by giving written notice (the “Retraction Notice”) to New Mountain Finance (with a copy to the Company).  The timely delivery of a Retraction Notice shall terminate all of the Exchanging Member’s, Company’s and New Mountain Finance’s rights and obligations under this Section 9.1 arising from such Exchange Notice. If the Exchanging Member has advised New Mountain Finance that it intends to sell the related shares of New Mountain Finance Common Stock in an Underwritten Resale, and either the Exchanging Member reasonably determines that market conditions with respect to New Mountain Finance Common Stock make it inadvisable to proceed with the Underwritten Resale or the managing underwriter for the Underwritten Resale advises the Exchanging Member and New Mountain Finance that the managing underwriter does not intend to close the sale of such shares in the Underwritten Resale, the Exchanging Member may terminate the Exchange Notice (the “Termination Notice”) at any time prior to the Exchange Date by giving notice to New Mountain Finance (with a copy to the Company) prior to the Exchange Date.  All of New Mountain Finance’s and the Company’s rights and obligations arising from the Exchange Notice shall terminate if the Exchanging Member timely delivers a Retraction Notice or a Termination Notice as provided in this Section 9.1(b).

(c)                                  Exchange Mechanics.  Unless a timely Retraction Notice or Termination Notice has been delivered to New Mountain Finance (with a copy to the Company) prior to the Exchange Date as set forth in Section 9.1(b), on the Exchange Date (to be effective immediately prior to the close of business on the Exchange Date or, in the case of an Underwritten Resale or Private Resale, immediately prior to the closing of the Underwritten Resale or Private Resale, respectively):

(1) the Exchanging Member shall (A) transfer and surrender to New Mountain Finance the Exchange Units, (B) represent and warrant to New Mountain Finance that the Exchange Units are owned by such Exchanging Member free and clear of all liens and encumbrances and (C) deliver to New Mountain Finance all transfer tax stamps or funds therefor, if required pursuant to Section 9.1(e);

(2) in the event that the shares of New Mountain Finance Common Stock to be issued in exchange for the Exchanging Member’s Exchange Units are to be sold in an Underwritten Resale or Private Resale, the Exchanging Member shall direct New Mountain Finance to deliver directly to underwriter(s) with respect to an Underwritten Resale or to the buyer(s) with respect to a Private Resale, as the case may be, such shares of New Mountain Finance Common Stock;

(3) the Company shall revise Schedule A to reflect the Transfer of the Exchange Units pursuant to this Section 9.1(c) and number of Common Membership Units held by New Mountain Finance and the Exchanging Member following the Exchange Date; and

(4) New Mountain Finance shall issue the number of shares of New Mountain Finance Common Stock equal to the number of Exchange Units being exchanged pursuant to the Exchange Notice and shall represent and warrant to the Exchanging Member that such shares are validly issued, fully paid and non-assessable; in the event that such shares of New Mountain Finance Common Stock are to be sold in an Underwritten Resale or Private Resale, such shares shall be issued in such name or names as the Exchanging Member shall have directed, or otherwise such shares shall be issued in the name of such Exchanging Member; and, if the New Mountain Finance Common Stock is certificated, New Mountain Finance shall deliver or cause to be delivered at the office of New Mountain Finance’s transfer agent a certificate or certificates representing such number of shares of New Mountain Finance Common Stock issued in the name of the Exchanging Member or, if such shares are to be sold in an Underwritten Resale or Private Resale, in such other name or names as the Exchanging Member shall have directed.

An exchange pursuant to this Section 9.1 shall be deemed to have been effected immediately prior to the close of business on the Exchange Date or, in the case of an

Underwritten Resale or Private Resale, immediately prior to the closing of the Underwritten Resale or Private Resale, as the case may be.  The Person or Persons in whose name or names the shares of New Mountain Finance Common Stock are to be recorded shall be treated for all purposes as having become the record holder or holders of such shares of New Mountain Finance Common Stock immediately prior to the close of business on the Exchange Date or, in the case of an Underwritten Resale or Private Resale, immediately prior to the closing of the Underwritten Resale or Private Resale, as the case may be, and may sell such shares of New Mountain Finance Common Stock as permitted under applicable law.

If New Mountain Finance fully performs its obligations in connection pursuant to this Section 9.1(a), its obligations with respect to such Exchanging Member’s exercise of the Exchange Right shall be fully satisfied and discharged.  Each of the Exchanging Member, the Company and New Mountain Finance shall, for U.S. federal, state and local income tax purposes, treat the exchange as a taxable sale of the Exchanging Member’s Common Membership Units to New Mountain Finance, except as otherwise required pursuant to a “determination” within the meaning of Section 1313 of the Code. Each Exchanging Member agrees to execute such instruments of transfer, officer’s or other certificates or cross receipts to the extent necessary to evidence the exchange of the Exchange Units and as New Mountain Finance may reasonably require in connection with the issuance of shares of New Mountain Finance Common Stock in exchange for such Member’s Exchange Units.

(d)                                 Underwritten Resale or Private Resale. If the Exchanging Member specified an Underwritten Resale or Private Resale in the Exchange Notice, it shall, when available, attach to the Exchange Notice a copy of a fully executed underwriting agreement with respect to such Underwritten Resale (subject to customary conditions) or a binding agreement to sell the related shares of New Mountain Finance Common Stock (subject to customary conditions) with respect to such Private Resale, and such Exchanging Member shall provide in the Exchange Notice an Exchange Date that is the same date as the closing date specified in such underwriting agreement or sales agreement; provided that, in such a case, the Exchange Date shall not be less than three (3) Business Days after delivery of the Exchange Notice unless otherwise agreed.  If the Exchanging Member specified an Underwritten Resale in the Exchange Notice, and desires to exchange Common Membership Units in connection with an underwriter’s over-allotment option with respect to such Underwritten Resale, it shall deliver a subsequent Exchange Notice specifying a number of Common Membership Units that it intends to exchange (which exchange shall be settled in the same manner as the prior Exchange Units) and an Exchange Date that is the same date as the closing date specified by the managing underwriter with respect to such Underwritten Resale upon the exercise of said option.

(e)                                  Stamp or Similar Taxes.  The Person or Persons requesting the issuance of certificates, if such certificates are issued, representing shares of New Mountain Finance Common Stock upon exchange of Common Membership Units shall pay to New Mountain Finance the amount of any stamp or other similar tax in respect of such issuance that may be payable by New Mountain Finance in respect of any transfer involved in such issuance or shall establish to the satisfaction of the Company that such tax has been paid or is not payable.

9.2                               Effect of Exercise of Exchange Right.  This Agreement shall continue notwithstanding the exercise of an Exchanging Member’s Exchange Right and all governance or other rights set forth herein in accordance with their terms and subject to their conditions shall be exercised by the remaining Members and the Exchanging Member (to the extent of such Exchanging Member’s remaining Interest in the Company).  No exercise of an Exchanging Member’s Exchange Right shall relieve such Exchanging Member of any prior breach of this Agreement.

9.3                               Reservation of New Mountain Finance Common Stock.  New Mountain Finance shall at all times reserve and keep available out of its authorized but unissued New Mountain Finance Common Stock, solely for the purpose of issuance upon exchange of Common Membership Units, such number of New Mountain Finance Common Stock that may be issuable pursuant to the Section 9.1; provided, that nothing contained herein shall be construed to preclude New Mountain Finance from fulfilling its obligations to issue New Mountain Finance Common Stock pursuant to Section 9.1 by delivering New Mountain Finance Common Stock that is held in the treasury of New Mountain Finance.  New Mountain Finance covenants that all New Mountain Finance Common Stock that shall be issued pursuant to Section 9.1 will, upon issue, be validly issued, fully paid and non-assessable.

ARTICLE 10
MISCELLANEOUS

10.1                        Further Assurances.  The Board and each Member of the Company shall, or shall cause their respective Affiliates or Representatives, as appropriate, to, take such actions and execute and deliver such other agreements, instruments and documents as may be necessary or desirable in order to carry out the purposes of this Agreement.

10.2                        Amendments.  Except as otherwise expressly provided in this Agreement or as required by law, this Agreement may be amended by the written consent of the holders of Common Membership Units representing a majority of all the Common Membership Units then outstanding; provided, however, that no amendment may adversely affect the rights of any holder of Common Membership Units without the consent of such holder if such amendment adversely affects the rights of such holder other than on a pro rata basis with other holders of Common Membership Units; provided, further, that any amendment to Schedule B pursuant to Section 4.12(c) will not be deemed to adversely affect the rights of any holder of Common Membership Units.

10.3                        Pass-Through Voting.  In accordance with the requirements of the Investment Company Act, each of New Mountain Finance and AIV Holdings, to the extent so required by the Investment Company Act, and any other Member that is an investment company relying on Section 12(d)(1)(E) of the Investment Company Act shall seek instructions from its security holders with regard to matters submitted to the vote of the Members, and each such Member shall vote only in accordance with such instructions.

10.4                        Restrictions on Disclosure of Information.  For a period of three (3) years after the earlier of (x) the dissolution of the Company or (y) the date upon which such Member ceases to be a Member of the Company:

(a)                                  Each Member shall, and shall cause its Affiliates and its and its Affiliates’ directors, officers, employees, agents and Representatives to, hold in confidence, in accordance with no less than the standards of confidentiality that it uses with respect to its own Confidential

Information (as defined below), and in no event less than a reasonable standard of care, all documents and Information concerning any other party hereto furnished it by such other party or its representatives in connection with the transactions contemplated by this Agreement which the Board notifies such Member that it in good faith believes it is not in the best interest of the Company to disclose or could damage the Company or its business or which the Company is required by law or by agreement with a third party to keep confidential (the “Confidential Information”).  Notwithstanding the foregoing, each Member and each of its Affiliates may disclose such Confidential Information to the extent that such Confidential Information is required, in such Member’s sole discretion, in connection with the preparation of any financial, reserve or other information as needed or appropriate to be included in the public filings of such Member or is required to be disclosed to lenders of Indebtedness, provided such lenders are under an obligation to keep such Confidential Information confidential, or such Member or Affiliate can demonstrate that such Confidential Information is or was (i) generally available to the public other than by the breach of this Agreement, or (ii) lawfully acquired from a third Person on a non-confidential basis or independently developed by, or on behalf of, such Person.  Notwithstanding the foregoing, each Member and its Affiliates may disclose such Confidential Information to the extent that such Person reasonably believes it is legally compelled to disclose such Confidential Information by judicial or administrative process or to any tribunal, agency, Governmental Authority, including, but not limited to, the New York Stock Exchange, or else stand liable for contempt or suffer other censure or financial penalty or is otherwise required by law to disclose such Confidential Information.  Each Member shall maintain, and shall cause its Affiliates to maintain, policies and procedures, and develop such further policies and procedures as shall from time to time become necessary or appropriate, to ensure compliance with this Section 10.4(a).  Nothing contained in this Section 10.4 shall be deemed to limit the disclosure by a Member of its own Confidential Information.

(b)                                 Each Member shall (i) not, directly or indirectly, use the Confidential Information of the Company, except (x) as necessary in the ordinary course of the Company’s or such Member’s business or (y) as otherwise agreed between the Company and any Member, or disclose the Confidential Information of the Company to any third party and (ii) inform all of its employees to whom the Confidential Information of the Company is entrusted or exposed of the requirements of this Section and of their obligations relating thereto.  Notwithstanding the foregoing, in connection with a potential merger, acquisition, disposition, financing or other transaction or any potential Transfer of Units or New Mountain Finance Common Stock by a Member, such Member may disclose Confidential Information of the Company to third parties if the Member requires the recipients of such Confidential Information to sign an agreement of confidentiality and nondisclosure reasonably satisfactory to such Member.

(c)                                  The Company shall preserve the confidentiality of all Confidential Information supplied by the Members and their Affiliates (“Member Information”) to the same extent that a Member must preserve the confidentiality of Confidential Information pursuant to Sections 10.4(a) and (b).

(d)                                 Member Information shall not be supplied by the Company or its Subsidiaries to any Person, including any other Member, who is not an employee of the Company or the Investment Adviser, including any employee of a Member who is not an employee of the Company or the Investment Adviser. Notwithstanding the foregoing, Member

Information may be disclosed to the Member’s Representatives and to authorized third-party contractors of the Company if the Company determines that such disclosure is reasonably necessary to further the business of the Company, and if such contractor executes a non-disclosure agreement preventing such contractor from disclosing such Member Information for the benefit of each provider of Member Information in a form reasonably acceptable to the Members providing such Member’s Information. Member Information disclosed by any Member to the Company or the Investment Adviser shall not be shared with any other Member that is not the Investment Adviser without the disclosing Member’s written consent.

10.5                        Injunctive Relief.  The Company and each Member acknowledge and agree that any breach or violation of any of the terms of, or a default under, this Agreement will cause the other Members and the Company, as the case may be, irreparable injury for which an adequate remedy at law is not available.  Accordingly, it is agreed that each of the Members and the Company will be entitled to an injunction or restraining order restraining such breach, violation or default or threatened breach, violation or default and to any other equitable relief, including, without limitation, specific performance of the terms and provisions of this Agreement, in addition to any other remedy to which they may be entitled, at law or equity.  The Company and each Member further agree that, in the event of any action for an injunction or other equitable remedy in respect of such breach or enforcement of specific performance, it will not assert the defense that a remedy at law would be adequate.  Nothing stated herein shall limit any other remedies provided under this Agreement or available to the parties at law or equity.

10.6                        No Third-Party Beneficiaries.  This Agreement shall inure to the benefit of, and be binding upon, the Parties hereto and their respective legal representatives, successors and permitted assigns and transferees.  Except as otherwise provided in this Agreement, nothing in this Agreement, express or implied, is intended to confer upon any other Person, including, but not limited to, any Person named in this Agreement that is not a Party, any rights, remedies, duties or obligations of any nature whatsoever under or by reason of this Agreement unless and until such Person becomes a Party.

10.7                        Notices.  Any notice, instruction, direction, demand or other communication required under the terms of this Agreement shall be in writing and shall be delivered by hand, facsimile transmission, electronic mail or nationally recognized overnight delivery service (with postage prepaid) and shall be deemed given when received if delivered on a Business Day during normal business hours of the recipient or, if not so delivered, on the next Business Day following receipt.  Notices to the Company or any Member shall be delivered to the Company or such Member as set forth in Schedule A, as it may be revised from time to time.

10.8                        Severability.  If any term or other provision of this Agreement shall be determined by a court, administrative agency or arbitrator to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not render the entire Agreement invalid. Rather, this Agreement shall be construed as if not containing the particular invalid, illegal or unenforceable provision, and all other provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either the Company or the Members. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the Company and the Members shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Members as closely as possible in a reasonably acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent permitted under applicable law.

10.9                        Counterparts and Signature.  This Agreement may be executed in separate counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same instrument.  This Agreement may be executed by electronic transmission, including by facsimile or electronic mail, by each party hereto of a signed signature page hereof to the other party.

10.10                 Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a)                                  This Agreement is to be construed in accordance with and governed by the internal laws of the State of Delaware without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Delaware to the rights and duties of the Parties.

(b)                                 Each Party hereby expressly and irrevocably consents and submits to the jurisdiction of each state and federal court located in the City and County of New York, Borough of Manhattan (and each appellate court wherever located with jurisdiction over appeals from such court) for any action or other proceeding arising out of or relating to this Agreement, or the negotiation, validity or performance of this Agreement, or the transactions contemplated thereby (and agrees not to commence any action or other proceeding relating thereto except in such courts, including to enforce any settlement, order or award).  Each Party hereto:

(i)                                     consents to service of process in any such action or proceeding in any manner permitted by the laws of the State of New York, and also agrees that service of process by registered or certified mail, return receipt requested, at its address specified pursuant to Section 10.7 is sufficient and reasonably calculated to give actual notice;

(ii)                                  agrees that each state and federal court located in the City and County of New York, Borough of Manhattan shall be deemed to be a convenient forum; and

(iii)                               waives and agrees not to assert (by way of motion, as a defense or otherwise), in any such action or proceeding commenced in any state or federal court located in the City and County of New York, Borough of Manhattan, any claim that such party is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Agreement or the subject matter hereof or thereof may not be enforced in or by such court.

(c)                                  In the event of any action or other proceeding relating to this Agreement or the enforcement of any provision of this Agreement, the prevailing party (as determined by the court) shall be entitled to payment by the non-prevailing party of all costs and expenses (including reasonable attorneys’ fees) incurred by the prevailing party, including any costs and expenses incurred in connection with any challenge to the jurisdiction or the convenience or propriety of venue of proceedings before any state or federal court located in the City and County of New York, Borough of Manhattan.

(d)                                 Each of the Parties hereto hereby waives to the fullest extent permitted by applicable law any right it may have to a trial by jury with respect to any legal action or other legal proceeding directly or indirectly arising out of, under or in connection with this Agreement or the transactions contemplated hereby.  Each of the Parties hereto (a) certifies that no Representative, agent or attorney of any other Party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (b) acknowledges that it and the other Parties hereto have been induced to enter into this Agreement and the transactions contemplated by this Agreement, as applicable, by, among other things, the mutual waivers set forth in this Section 10.10(d).

(signature page follows)

IN WITNESS WHEREOF, each of the undersigned has executed this Agreement or caused this Agreement to be executed on its behalf as of the date first written above.

NEW MOUNTAIN GUARDIAN AIV, L.P.

By:	NEW MOUNTAIN INVESTMENTS III, L.L.C., its general partner

By:	/s/ Steven B. Klinsky
Name:	Steven B. Klinsky
Title:	Managing Member

NEW MOUNTAIN GUARDIAN PARTNERS, L.P.

By:	NEW MOUNTAIN GUARDIAN GP, L.L.C., its general partner

By:	/s/ Steven B. Klinsky
Name:	Steven B. Klinsky
Title:	Managing Member

The Company hereby agrees to be bound by, and abide by, all of the provisions set forth in this Agreement.

NEW MOUNTAIN FINANCE HOLDINGS, L.L.C.

By:	/s/ Paula Bosco
Name:	Paula Bosco
Title:	Secretary

[Signature page for Amended and Restated Limited Liability Company Agreement of New Mountain Finance Holdings, L.L.C.]

Schedule A

Members and Units

Names and Addresses	Member Interest includes Common Membership Units	Percentage Interest

New Mountain Guardian AIV, L.P.: 787 7th Avenue, 48th Floor New York, NY 10019 (212) 720-0300 Fax: ( ) -	20,221,938	94.1654%

New Mountain Guardian Partners, L.P.: 787 7th Avenue, 48th Floor New York, NY 10019 (212) 720-0300 Fax: ( ) -	1,252,964	5.8346%

Schedule A (Updated for May 19, 2011 Contribution Agreements)

Members and Units

Names and Addresses	Member Interest includes Common Membership Units	Percentage Interest

New Mountain Finance AIV Holdings Corporation: 787 7th Avenue, 48th Floor New York, NY 10019 (212) 720-0300 Fax: ( ) -	20,221,938	94.1654%

New Mountain Finance Corporation: 787 7th Avenue, 48th Floor New York, NY 10019 (212) 720-0300 Fax: ( ) -	1,252,964	5.8346%

Schedule A (Updated May 25, 2011)

Members and Units

Names and Addresses	Member Interest includes Common Membership Units	Percentage Interest

New Mountain Finance AIV Holdings Corporation: 787 7th Avenue, 48th Floor New York, NY 10019 (212) 720-0300 Fax: ( ) -	20,221,938	65.4016%

New Mountain Finance Corporation: 787 7th Avenue, 48th Floor New York, NY 10019 (212) 720-0300 Fax: ( ) -	10,697,691	34.5984%

Schedule B

Credit Agreement Covenants

The approval of the Board (including the consent of the Independent Manager (as defined in the Credit Agreement)) is required for the Company to (a) dissolve or liquidate, in whole or part, or institute proceedings to be adjudicated bankrupt or insolvent, (b) institute or consent to the institution of bankruptcy or insolvency proceedings against it, (c) file a petition seeking or consent to reorganization or relief under any applicable federal or state law relating to bankruptcy or insolvency, (d) seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for the Borrower, (e) make any assignment for the benefit of the Borrower’s creditors, (f) admit in writing its inability to pay its debts generally as they become due, or (g) take any action in furtherance of any of the foregoing.

Exhibit 1

Form of New Mountain Guardian AIV Holdings Corporation Joinder Agreement

JOINDER

                 , 2011

Reference is made to that certain Amended and Restated Limited Liability Company Agreement of New Mountain Finance Holdings, L.L.C., a Delaware limited liability company (the “Company”), dated as of 3:30 p.m. (New York City time) on May 19, 2011 (the “LLC Agreement”), by and among the members of the Company, attached hereto as Exhibit A.

By and upon execution of this joinder, the undersigned (a) shall be a party to the LLC Agreement, (b) accepts and agrees to be subject to all terms and conditions of the LLC Agreement, (c) shall be considered a “Member” and “AIV Holdings” thereunder and (d) shall be entitled to the rights and benefits and subject to the duties and obligations of a Member and AIV Holdings thereunder, in each case as fully as if the undersigned were an original signatory thereto in such capacity.

In accordance with the requirements of the Investment Company Act, AIV Holdings, to the extent so required by the Investment Company Act of 1940, as amended, and the rules and regulations promulgated by the Securities and Exchange Commission thereunder, shall seek instructions from its security holders with regard to matters submitted to the vote of the Members.

Unless otherwise specified in writing by the undersigned, the initial address for notices to the undersigned for purposes of the LLC Agreement is the address for the undersigned set forth on the signature page hereto.  Pursuant to Section 3.1(c) of the LLC Agreement, the Company shall amend Schedule A to the LLC Agreement to reflect the admission of the undersigned as a Member and such other information of the undersigned as indicated in Schedule A to the LLC Agreement.  This joinder shall not otherwise constitute an amendment or waiver of any provision of the LLC Agreement, which shall continue and remain in full force and effect in accordance with its terms.

*    *    *

IN WITNESS WHEREOF, the undersigned has executed this joinder as of the date first written above.

NEW MOUNTAIN FINANCE AIV HOLDINGS CORPORATION

By:
Name:
Its:

Address for Notices:	787 7th Avenue, 48th Floor
New York, NY 10019
(212) 720-0300
Fax: ( ) -

The Company hereby agrees to be bound by, and abide by, all of the provisions set forth in this Agreement.

NEW MOUNTAIN FINANCE HOLDINGS, L.L.C.

By:
Name:
Its:

Exhibit 2

Form of New Mountain Finance Corporation Joinder Agreement

JOINDER

                 , 2011

Reference is made to that certain Amended and Restated Limited Liability Company Agreement of New Mountain Finance Holdings, L.L.C., a Delaware limited liability company (the “Company”), dated as of 3:30 p.m. (New York City time) on May 19, 2011 (the “LLC Agreement”), by and among the members of the Company, attached hereto as Exhibit A.

By and upon execution of this joinder, the undersigned (a) shall be a party to the LLC Agreement, (b) accepts and agrees to be subject to all terms and conditions of the LLC Agreement, (c) shall be considered a “Member” and “New Mountain Finance” thereunder and (d) shall be entitled to the rights and benefits and subject to the duties and obligations of a Member and New Mountain Finance thereunder, in each case as fully as if the undersigned were an original signatory thereto in such capacity.

Unless otherwise specified in writing by the undersigned, the initial address for notices to the undersigned for purposes of the LLC Agreement is the address for the undersigned set forth on the signature page hereto.  Pursuant to Section 3.1(c) of the LLC Agreement, the Company shall amend Schedule A to the LLC Agreement to reflect the admission of the undersigned as a Member and such other information of the undersigned as indicated in Schedule A to the LLC Agreement.  This joinder shall not otherwise constitute an amendment or waiver of any provision of the LLC Agreement, which shall continue and remain in full force and effect in accordance with its terms.

*    *    *

IN WITNESS WHEREOF, the undersigned has executed this joinder as of the date first written above.

NEW MOUNTAIN FINANCE CORPORATION

By:
Name:
Its:

Address for Notices:	787 7th Avenue, 48th Floor
New York, NY 10019
(212) 720-0300
Fax: ( ) -

The Company hereby agrees to be bound by, and abide by, all of the provisions set forth in this Agreement.

NEW MOUNTAIN FINANCE HOLDINGS, L.L.C.

By:
Name:
Its: